UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 _____________________________________________________________________

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
 _____________________________________________________________________

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

AG Mortgage Investment Trust, Inc.
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by Registration Statement number, or the Form or Schedule and the date of its filing.

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AG Mortgage Investment Trust, Inc.
245 Park Avenue, 26th Floor
New York, New York 10167

April 29, 2020

Dear Fellow Stockholders:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders (the "Annual Meeting") of AG Mortgage Investment Trust, Inc., which will be held on Friday, June 19, 2020 at 3:00 p.m., Eastern Time. Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our stockholders, this year’s Annual Meeting will be held in a virtual meeting format only. We believe that the virtual meeting format allows the participation of, and interaction with, our stockholder base, while also being sensitive to the public health and travel concerns that our stockholders may have in light of the COVID-19 pandemic.You will be able to participate in the Annual Meeting, vote and submit your questions via live webcast by visiting www.virtualshareholdermeeting.com/MITT2020. Details of the business to be presented at the meeting can be found in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

Pursuant to rules adopted by the Securities and Exchange Commission, we have provided access to our proxy materials over the Internet. Accordingly, we are sending a notice regarding the Internet availability of proxy materials (“Notice”) on or about April 29, 2020 to our stockholders of record on May 4, 2020. The Notice and Proxy Statement contain instructions for your use of this process, including how to access our proxy statement and annual report over the Internet, how to authorize your proxy to vote online and how to request a paper copy of the proxy statement and annual report if you so desire.

If you are unable to attend the virtual meeting, it is very important that your shares be represented and voted at the Annual Meeting. You may authorize your proxy to vote your shares over the Internet as described in the Notice and Proxy Statement. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card by mail so that your shares may be voted. You may also vote by telephone as described in your proxy card. If you vote your shares over the Internet, by mail or by telephone prior to the Annual Meeting, you may nevertheless revoke your proxy and cast your vote electronically via live webcast at the Annual Meeting.

On behalf of the board of directors, I extend our appreciation for your participation and continued support.

Sincerely,

David N. Roberts
Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON June 19, 2020

 NOTICE IS HEREBY GIVEN to holders of shares of common stock of AG Mortgage Investment Trust, Inc., a Maryland corporation (the "Company," "we," "us," or "our"), that the 2020 Annual Meeting Meeting of Stockholders (the "Annual Meeting") will be held on Friday, June 19, 2020, at 3:00 p.m., Eastern Time. We are very pleased that this year's Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. It is important to note that stockholders will have the same rights and opportunities by participating in a virtual meeting as they would if attending an in-person meeting. You can participate in the Annual Meeting, vote and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/MITT2020. You must have your 16-Digit Control Number in order to access the Annual Meeting. The Annual Meeting will be held for the following purposes:

1.	election of the board of directors, with each director serving a one-year term and until his or her successor is elected and qualified;

2.	ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2020;

3.	approval, on an advisory basis, of our executive compensation; and

4.	approval of the AG Mortgage Investment Trust, Inc. 2020 Equity Incentive Plan.

We will transact no other business at the Annual Meeting, except for business properly brought before the Annual Meeting and any adjournment or postponement thereof.

Only holders of record of our common stock on May 4, 2020 (the “Record Date”) are entitled to notice of and to attend and vote at the Annual Meeting and any adjournment or postponement thereof.

If you plan on virtually attending the Annual Meeting, you will need to enter the 16-Digit Control Number on your Notice of the Annual Meeting. Whether or not you plan to access the Annual Meeting, please authorize your proxy to vote your shares over the Internet, as described in the Notice. Alternatively, if you received a paper copy of the proxy card by mail, please mark, sign, date and promptly return the proxy card in the self-addressed stamped envelope provided. You may also authorize your proxy to vote your shares by telephone as described in your proxy card. Stockholders who vote over the Internet, by mail or by telephone prior to the Annual Meeting may nevertheless access the Annual Meeting, revoke their proxies and cast their vote electronically.

By Order of the Board of Directors,

Raul E. Moreno
General Counsel and Secretary

April 29, 2020

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting to Be Held on Friday, June 19, 2020. This proxy statement and the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available on the “Financial Reports” page of the “Investor Relations” section of our web site at www.agmit.com.

AG Mortgage Investment Trust, Inc.
245 Park Avenue, 26th Floor
New York, New York, 10166

PROXY STATEMENT
FOR
2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 19, 2020

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of AG Mortgage Investment Trust, Inc. (the “Company,” “we,” “us” or “our”) for use at our 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Friday, June 19, 2020 at 3:00 p.m., Eastern Time. Due to the emerging public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our stockholders,this year's Annual Meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. We believe that the virtual meeting format allows the participation of, and interaction with, our stockholder base, while also being sensitive to the public health and travel concerns that our stockholders may have in light of the COVID-19 pandemic.

It is important to note that stockholders will have the same rights and opportunities by participating in a virtual meeting as they would if attending an in-person meeting. You can participate in the Annual Meeting, vote and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/MITT2020. You must have your 16-Digit Control Number in order to access the Annual Meeting. The proxy statement, proxy card, and our 2019 annual report to stockholders will be distributed or made available to stockholders of record on or about April 29, 2020.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

In this section of the proxy statement, we answer some common questions regarding our 2020 annual meeting and the voting of shares at the meeting.

Q:	Where and when will the annual meeting be held?

A:
The meeting will be held held on Friday, June 19, 2020 at 3:00 p.m., Eastern Time. You will be able to participate in the Annual Meeting, vote and submit your questions via live webcast by visiting www.virtualshareholdermeeting.com/MITT2020.

Q:	Why is the Company holding a virtual meeting?

A:
We feel it is appropriate this year to hold a virtual Annual Meeting due to the public health impact of the coronavirus outbreak (COVID-19) and to support the health and well-being of our directors, officers and stockholders and their friends and family. We value and encourage broad investor participation and believe that a virtual meeting provides an opportunity for stockholders to attend and participate from their homes while minimizing public safety risks. A virtual meeting, while affording stockholders the same rights and opportunities to participate as they would at an in-person meeting, is also cost-effective for both the Company and its investors, saving travel, venue rental, catering and other expenses.

Q:	What is the quorum for the meeting?

A:
A quorum will be present at the Annual Meeting if a majority of the votes entitled to be cast are present, in person or by proxy. No business may be conducted at the Annual Meeting if a quorum is not present. As of April 25, 2020, 32,823,511 shares of common stock were issued and outstanding. If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, we expect that the Annual Meeting will be adjourned to solicit additional proxies. Notice need not be given of the new date, time or place if announced at the Annual Meeting before an adjournment is taken.

Q:	What am I voting on?

A:	(1)	Election of five directors for terms of one year;

	(2)	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020;

	(3)	Approval, on an advisory basis, of our executive compensation; and

	(4)	Approval of the AG Mortgage Investment Trust, Inc. 2020 Equity Incentive Plan.

Q:	How does the board of directors recommend that I vote on these proposals?

A:	(1)	“FOR” the election of each of the nominees as directors;

	(2)	“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2020;

	(3)	“FOR” the approval of the advisory resolution on executive compensation; and

	(4)	"FOR" the approval of the AG Mortgage Investment Trust, Inc. 2020 Equity Incentive Plan.

Q:	Who is entitled to vote?

A:	Only common stockholders of record as of the close of business on May 4, 2020 (the “Record Date”) are entitled to vote at the Annual Meeting.

Q:	How do I vote?

A:
Whether or not you plan to access the Annual Meeting, we urge you to authorize your proxy to vote your shares over the Internet as described in the Notice. Alternatively, if you received a paper copy of the proxy card by mail, please complete, date, sign and promptly return the proxy card in the self-addressed stamped envelope provided. Authorizing your proxy over the Internet, by mailing a proxy card or by telephone will not limit your right to attend the Annual Meeting and vote your shares in person.

Q:	How do I vote my shares that are held by my broker?

A:
If you have shares held by a broker, you may instruct your broker to vote your shares by following the instructions that the broker provides to you. Most brokers allow you to authorize your proxy by mail, telephone and on the Internet.

Q:	How do I vote my shares at the Annual Meeting?

A:
First, you must satisfy the requirements for admission to the Annual Meeting by entering the 16-Digit Control Number on your Notice of the Annual Meeting. Then, if you are a stockholder of record as of the close of business on May 4, 2020, you may cast your vote electronically via live webcast at the Annual Meeting.
You may vote shares held in “street name” at the Annual Meeting only if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

Even if you plan to access the Annual Meeting, we encourage you to vote in advance by Internet, telephone or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.

Q:	How many votes do I have?

A:	You are entitled to one vote for each whole share of common stock you hold as of the Record Date. Our stockholders do not have the right to cumulate their votes for directors.

Q:	What are the voting requirements that apply to the proposals discussed in this proxy statement?

A:		Proposal	Vote Required	Discretionary Voting Allowed?
	(1)	Election of directors	Plurality**	No
	(2)	Ratification of the appointment of PricewaterhouseCoopers LLP	Majority*	Yes
	(3)	Advisory vote on our executive compensation	Majority*	No
	(4)	Approval of the 2020 Equity Incentive Plan	Majority*	No
* “Majority” means a majority of the votes cast at the Annual Meeting.

** “Plurality” means with regard to the election of directors, that the five nominees for director receiving the greatest number of “for” votes from our shares entitled to vote will be elected.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	If your shares are registered in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are the “stockholder of record” of those shares.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares. The Notice Regarding the Availability of Proxy Materials (the “Notice”) and proxy statement and any accompanying documents have been forwarded to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

Q:	How do I aceess the Annual Meeting?

A:
You can participate in the Annual Meeting, vote and submit your questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/MITT2020. You must have your 16-Digit Control Number found on your Notice of the Annual Meeting in order to access the Annual Meeting.

Q:	May stockholders ask questions at the Annual Meeting?

A:	Yes. There will be time allotted at the end of the meeting when our representatives will answer questions from participants of the webcast.

Q:	Why did I not receive my proxy materials in the mail?

A:
As permitted by rules of the Securities and Exchange Commission (the “SEC”), we are making this proxy statement and our 2019 annual report, which includes our annual report on Form 10-K for the fiscal year ended December 31, 2019 (“Annual Report”), available to our stockholders electronically via the Internet. The “e-proxy” process expedites stockholders’ receipt of proxy materials and lowers the costs and reduces the environmental impact of our Annual Meeting.

On or about April 29, 2020, we mailed to stockholders of record, as of the close of business on the Record Date, the Notice containing instructions on how to access this proxy statement, our Annual Report and other soliciting materials via the Internet. If you received the Notice by mail, you will not receive a printed copy of the proxy materials in the mail unless you had previously indicated that you wanted to receive a printed copy. The Notice instructs you on how to access the proxy statement and Annual Report and how you may submit your proxy.

Q:	Can I vote my shares by filling out and returning the Notice?

A:
No. The Notice identifies the items to be voted on at the annual meeting, but you cannot vote by marking the Notice and returning it. The Notice provides instructions on how to authorize your proxy via the Internet or by telephone or vote in person at the annual meeting or to request a paper proxy card, which will contain instructions for authorizing a proxy by the Internet, by telephone or by returning a signed paper proxy card.

Q:	Will there be any other items of business on the agenda?

A:
The board of directors does not know of any other matters that may be brought before the Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternate nominees for election to the board of directors. In the event that any other matter should come before the Annual Meeting or any nominee is not available for election, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matters in accordance with their discretion.

Q:	Will anyone contact me regarding this vote?

A:
No arrangements or contracts have been made with any solicitors as of the date of this proxy statement, although we reserve the right to engage solicitors if we deem them necessary. Such solicitations may be made by mail, telephone, facsimile, e-mail or in person.

Q:	Who has paid for this proxy solicitation?

A:
We pay for the cost of preparing, printing and mailing the Notice and, to the extent requested by our stockholders, the proxy materials and any additional materials furnished to stockholders. Proxies may be solicited by our directors or our officers or by officers of AG REIT Management, LLC (our “Manager”) personally or by telephone without additional compensation for such activities. We will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send appropriate solicitation materials to such beneficial owners, and we will pay such holders their standard and ordinary fees. We will also reimburse such holders for their reasonable out-of-pocket expenses.

Q:	What does it mean if I receive more than one Notice?

A:	It probably means your shares are registered differently and are in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

Q:	What if I return a signed proxy or voting instruction card, but do not specify how my shares are to be voted?

A:	If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, all of your shares will be voted FOR Proposals 1, 2, 3, and 4.

If you are a beneficial owner and you do not provide the broker or other nominee that holds your shares with voting instructions, the broker or other nominee will determine if it has the discretionary authority to vote on the particular matter. Under the rules of the New York Stock Exchange (“NYSE”), brokers and other nominees have the discretion to vote on routine matters, such as Proposal 2, but do not have discretion to vote on non-routine matters, such as Proposals 1, 3, and 4. Therefore, if you do not provide voting instructions to your broker or other nominee, your broker or other nominee may only vote your shares on Proposal 2 and any other routine matters properly presented for a vote at the Annual Meeting.

Q:	How are abstentions and "broker non-votes" treated?

A:
Under NYSE rules, brokers or other nominees who hold shares for a beneficial owner have the discretion to vote on a limited number of “routine” proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. Your shares may be voted on Proposal 2 if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions, since the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firms is considered a "routine" proposal. All other items on this year's ballot are considered "non- routine" proposals under NYSE rules for which brokers may not vote absent voting instructions from the beneficial owner. A “broker non-vote” occurs when a broker or other nominee does not vote on a particular proposal because such broker or nominee does not receive such voting instructions and does not have the discretion to vote the shares. Pursuant to Maryland law, abstentions and broker non-votes are not included in the determination of the shares of common stock voting on such matters, but are counted for quorum purposes.

Q:	Can I change my vote after I have voted?

A:
Yes. You can change your vote either by:

• executing or authorizing, dating and delivering to us a new proxy with a later date that is received no later than June 18, 2020;

• voting again via the Internet or by telephone at a later time before the closing of those voting facilities at 11:59 p.m., Eastern Daylight Time, on June 18, 2020;

• sending a written statement revoking your proxy card to our General Counsel or any corporate officer of the Company, provided such statement is received no later than June 18, 2020; or

• by accessing the Annual Meeting, revoking your proxy and voting electronically via live webcast at the Annual Meeting.

Your virtual attendance at the Annual Meeting will not, by itself, revoke a proxy previously authorized by you. We will honor the proxy card or authorization with the latest date.

Proxy revocation notices should be sent to AG Mortgage Investment Trust, Inc., 245 Park Avenue, 26th Floor, New York, New York 10167, Attention: General Counsel. New paper proxy cards should be sent to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Q:	Can I find additional information on the Company’s web site?

A:
Yes. Our web site (the “Company’s Web Site”) is located at www.agmit.com. Although the information contained on the Company’s Web Site is not part of this proxy statement, you can view additional information on the Company’s Web Site, such as our corporate governance guidelines, our code of business conduct and ethics, charters of our board committees and reports that we file with the SEC.

PROPOSAL 1: ELECTION OF DIRECTORS

Our nominating and corporate governance committee analyzes the composition of our board of directors each year. In connection with this review, the nominating and corporate governance committee concluded that the individuals set forth in the following paragraph should be nominated to serve until the 2021 annual meeting and until their successors are duly elected and qualified. Accordingly, our board of directors agreed with all of these conclusions. Our board of directors currently consists of seven persons, including four directors that meet the independent standards of the New York Stock Exchange. On October 29, 2019, Arthur Ainsberg advised the Board that he did not intend to stand for re-election, and thus his term will expire at the Annual Meeting. In order to assist the Company in complying with New York Stock Exchange listing requirements relating to director independence, Mr. Sigman notified the Company that he would not stand for re-election as a director at the Annual Meeting. He will continue to serve as the Company’s Chief Financial Officer.

At the Annual Meeting, directors will be elected to serve until the 2021 annual meeting and until their successors are duly elected and qualified. Our board of directors has nominated the following individuals, each of which currently serves on the Board, David N. Roberts, T.J. Durkin, Debra Hess, Joseph LaManna and Peter Linneman (each a “Nominee,” and, collectively, the “Nominees”), to serve as directors until the 2021 annual meeting and until their successors are duly elected and qualified. The board of directors anticipates that, if elected, each Nominee will serve as a director. However, if any Nominee is unable to accept election, the proxies will be voted for the election of such other person or persons as the board of directors may recommend.

RECOMMENDATION OF THE BOARD:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS.

The voting requirements for this proposal are described above and in the “General Information About the Annual Meeting and Voting” section.

DIRECTOR NOMINEES AND EXECUTIVE OFFICERS

Information Regarding Director Nominees

We believe that all of the Nominees are intelligent, collegial, insightful, proactive with respect to management and risk oversight, diligent and exercise good judgment. The biographical descriptions below set forth certain information with respect to each Nominee for election as a director at the Annual Meeting, including the age of each Nominee as of the date of this proxy statement, and the experience, qualifications, attributes or skills of each Nominee that led us to conclude that such person should serve as a director.

David N. Roberts Chairman of the Board, Chief Executive Officer and President Age: 58
Mr. Roberts joined Angelo Gordon in 1993 and is Head of Strategy. He is a Managing Director and a member of the firm’s Executive Committee. At Angelo Gordon, Mr. Roberts has been responsible for helping start and grow a number of the firm’s businesses, including opportunistic real estate, private equity, net lease real estate, residential mortgage-backed securities and energy lending. Within private equity, Mr. Roberts focused in particular on investments in the specialty finance area, including helping create and serving for over 15 years as Lead Director of publicly traded PRA Group, Inc. (formerly Portfolio Recovery Associates, Inc.), a former Angelo Gordon portfolio company whose primary business is the purchase, collection, and management of portfolios of nonperforming loans. Prior to Angelo Gordon, from 1989 to 1993, Mr. Roberts was a Principal at Gordon Investment Corporation, a Canadian merchant bank, where he participated in a wide variety of principal transactions. He also worked in the Corporate Finance Department at L.F. Rothschild where he specialized in mergers and acquisitions. Mr. Roberts has a B.S. degree from The Wharton School of the University of Pennsylvania. He serves as our Chairman, Chief Executive Officer, and President and has served as a director of the Company since 2011.

Due to his senior management and finance experience and his experience as a director of public and private boards, we believe Mr. Roberts should serve as a member of our board of directors.

T.J. Durkin Chief Investment Officer Age: 37
Mr. Durkin joined Angelo Gordon in 2008 and is a Managing Director, a member of the firm’s Executive Committee and Co-Head of the firm’s Structured Credit Platform. T.J. has served as our Chief Investment Officer since October 31, 2017 and serves as co-Portfolio Manager of Angelo Gordon’s residential mortgage and consumer debt securities portfolios and as a board member of Arc Home, Angelo Gordon’s affiliated mortgage originator and GSE licensed servicer. Prior to joining Angelo Gordon, T.J. began his career at Bear, Stearns & Co. where he was a Managing Director on the Non-Agency Trading Desk focused on the structuring and trading of multiple asset classes, including subprime, Alt-A, second lien and small balance commercial. T.J. earned his Bachelor’s degree in finance from the Fordham University and currently serves as a member of the school’s President's Council. He is also a board member of VE International, a not-for-profit organization focused on preparing high school students for college and careers through skills learned in an entrepreneurship based curriculum. He has served as an executive officer of the Company since 2017 and as a director since 2018.

Due to his vast industry experience and mortgage and structured products expertise, we believe Mr. Durkin should serve as a member of our board of directors.

Debra Hess Independent Director Age: 56 Committees: - Audit (Chair) - Compensation - Nominating and Corporate Governance
Ms. Hess most recently served as NorthStar Asset Management Group’s Chief Financial Officer, a position she held from July 2011 until January 2017, when NorthStar merged with Colony Capital. Ms. Hess had also served as Chief Financial Officer of NorthStar Realty Finance Corp. since July 2011. Until August 2015, Ms. Hess served as Chief Financial Officer for NorthStar's non-traded companies. Ms. Hess also served as Interim Chief Financial Officer of NorthStar Europe from June 2015 to November 2015. Prior to joining NorthStar, Ms. Hess previously served as Chief Financial Officer of H/2 Capital Partners, where she was employed from August 2008 to June 2011. From March 2003 to July 2008, Ms. Hess was a managing director at Fortress Investment Group, where she also served as Chief Financial Officer of Newcastle Investment Corp., a Fortress portfolio company and a NYSE-listed alternative investment manager. From 1993 to 2003, Ms. Hess served in various positions at Goldman, Sachs & Co., including as Vice President in Goldman Sachs’ Principal Finance Group and as a Manager of Financial Reporting in Goldman Sachs’ Finance Division. Prior to 1993, Ms. Hess was employed by the Chemical Banking Corporation in the corporate credit policy group and by Arthur Andersen & Company as a supervisory senior auditor. Ms. Hess currently serves on the Board of Directors of Radian Group Inc. (NYSE: RDN) and serves on the Audit Committee and Finance Committee and on the Board of Directors of CenterPoint Properties Trust where she is the chair of the Audit Committee. Ms. Hess holds a Bachelor of Science in Accounting from the University of Connecticut and a Master of Business Administration in Finance from New York University.

Due to her extensive mortgage banking, finance and real estate experience, her role as the Chief Financial Officer of various publicly traded companies in our sector, and her significant financial, accounting and compliance experience at public companies, we believe Ms. Hess should serve as a member of our board of directors.

Joseph LaManna Lead Independent Director Age: 60 Committees: - Compensation - Audit - Nominating and Corporate Governance (Chair)
Mr. LaManna worked at William Blair & Company, LLC from 1987 until his retirement in 2005. During his tenure at William Blair, Mr. LaManna served in several different roles, including senior specialty finance analyst, head of the business services group, and director of research. In addition, he was a member of the firm’s executive committee, equity capital markets committee and audit committee for four years. Mr. LaManna has served on the boards of directors of several privately-held companies in the financial services industry. He is a Chartered Financial Analyst, and he holds a B.A. degree in economics and business administration from Knox College and an M.B.A. degree in finance from the University of Chicago. He has served as a director of the Company since 2011.

Due to his extensive financial and investment experience, as well as his experience as a director for several other financial services companies, we believe Mr. LaManna should serve as a member of our board of directors.

Peter Linneman Independent Director Age: 69 Committees: - Compensation (Chair) - Nominating and Corporate Governance
Dr. Linneman is currently the Emeritus Albert Sussman Professor of Real Estate, Finance, and Public Policy at the University of Pennsylvania, Wharton School of Business where he has been on the faculty since 1979. At Wharton, he was the Director of the Samuel Zell and Robert Lurie Real Estate Center from 1986-1998 and the Chairperson of the Wharton Real Estate Department from 1994-1997. He holds both a masters and a doctorate degree in economics from the University of Chicago. Dr. Linneman is also the founding principal of Linneman Associates, a real estate advisory firm, and the CEO of American Land Funds and KL Realty Fund, both private real estate acquisition firms. He currently serves on the board of directors of Regency Centers Corporation (NYSE: REG), Paramount Group, Inc. (NYSE: PGRE) and Equity Commonwealth (NYSE: EQC), each of which is a public real estate investment trust. Dr. Linneman has served on over 20 public and private company boards, including as director of eleven New York Stock Exchange listed companies. He has served as a director of the Company since 2011.

Due to his extensive academic and business experience in real estate, his understanding of complex financial structures and his experience as a member of several public and private boards, including many real estate investment companies, we believe Dr. Linneman should serve as a member of our board of directors.

Biographical Information Regarding Executive Officers Who Are Not Directors

The following is a list of individuals serving as executive officers of the Company. All of our executive officers serve at the discretion of the board of directors or the chief executive officer.

Brian C. Sigman Chief Financial Officer and Treasurer Age: 42
Mr. Sigman joined Angelo Gordon in 2013 and is the firm’s Chief Financial Officer. He also currently serves as Chief Financial Officer of the firm’s Structured Credit Platform and has been our Chief Financial Officer and Treasurer since September 4, 2013. Mr. Sigman also served as our Principal Accounting Officer from 2013 through 2019. Prior to joining Angelo Gordon, Mr. Sigman was the Chief Financial Officer, Principal Accounting Officer and Treasurer of Newcastle Investment Corp. (“Newcastle”) from August 2008 to May 2013. Mr. Sigman was also a Managing Director of Newcastle’s external manager, an affiliate of Fortress Investment Group LLC. Mr. Sigman served as Vice President of Finance of Newcastle from 2006 to 2008 and as Assistant Controller from 2003 through 2006. From 1999 to 2003, Mr. Sigman was a Senior Auditor at Ernst & Young LLP. He has served as an executive officer of the Company since 2013 and as a director since 2018. In order to assist the Company in complying with New York Stock Exchange listing requirements relating to director independence, Mr. Sigman notified the Company that he would not stand for re-election as a director at the Annual Meeting.  He will continue to serve as the Company’s Chief Financial Officer.

Raul E. Moreno General Counsel and Secretary Age: 39
Mr. Moreno joined Angelo Gordon in November 2015 as Senior Counsel and was appointed as our General Counsel and Secretary on November 24, 2015. Mr. Moreno also serves as the General Counsel and Secretary of our external manager, AG REIT Management, LLC. Prior to joining Angelo Gordon, Mr. Moreno was a Senior Associate at Kaye Scholer LLP from 2010 to 2015 where he focused on private equity, M&A, securities, and corporate governance matters.  Prior to that, Mr. Moreno was a private equity associate at both Ropes & Gray LLP and Weil, Gotshal & Manges LLP.  Before law school, Mr. Moreno worked as a technology investment banker in the Silicon Valley office of Morgan Stanley.  Mr. Moreno graduated magna cum laude from Harvard University with an A.B. degree in economics and from Stanford Law School where he earned his J.D. Mr. Moreno has served as an executive officer of the Company since 2015.

Andrew Parks Chief Risk Officer Age: 47
Mr. Parks joined Angelo Gordon in August 2009 as Chief Risk Officer and has served as our Chief Risk Officer since our IPO in July 2011. Before joining Angelo Gordon, Mr. Parks was associated with Morgan Stanley where he served as an Executive Director overseeing the risk management group for the ultra high net worth division in the U.S. and Latin America. Prior to joining Morgan Stanley, Mr. Parks worked as a corporate attorney at Cravath, Swaine & Moore LLP in New York in the areas of mergers and acquisitions, debt and equity capital markets, secured corporate credit and real estate acquisition/finance. Mr. Parks holds a B.A. degree from Tulane University and a J.D. degree from The University of Texas School of Law. He has served as an executive officer of the Company since 2011.

Our executive officers are elected by the board of directors for an initial term which continues until the board meeting immediately following the next annual statutory meeting of stockholders, and thereafter are elected for a term ending at the following year’s board meeting and until their respective successors are elected and qualified. All of our executive officers are employed by Angelo Gordon in various executive, managerial and administrative positions.

CORPORATE GOVERNANCE

Board of Directors and Committees

Our Manager manages our day-to-day operations, subject to the supervision of our board of directors. Our Manager, pursuant to a delegation agreement dated as of June 29, 2011, has delegated to Angelo Gordon the overall responsibility of our Manager’s day-to-day duties and obligations arising under our management agreement. Members of our board of directors are kept informed of our business through discussions with our Manager’s executive officers, by reviewing materials provided to them and by participating in meetings of the board of directors and its committees. A majority of the members of our board of directors are “independent,” as determined by the requirements of the NYSE and the regulations of the SEC. Our directors also keep informed about our business through supplemental reports and communications provided to them. Our independent directors meet in executive sessions without the presence of our corporate officers or non-independent directors.

Our board of directors has formed an audit committee, a compensation committee and a nominating and corporate governance committee and has adopted updated charters for each of these committees as of February 26, 2020. Each of these committees is composed exclusively of independent directors, as defined by the listing standards of the NYSE and, as it relates to the audit committee, Rule 10A-3(b)(1) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Moreover, the compensation committee is composed exclusively of individuals intended to be, to the extent provided by Rule 16b-3 of the Exchange Act, non-employee directors and will, at such times as we are subject to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), qualify as outside directors for purposes of Section 162(m) of the Code.

Board Leadership

Our business is conducted day-to-day by our officers and our Manager, under the direction of our chief executive officer and the oversight of our board of directors, to enhance long-term value for our stockholders. Our board of directors is elected by our stockholders to oversee our officers and our Manager and to assure that the long-term interests of the stockholders are being served.

The board of directors annually appoints a chairman of the board, who may or may not be our chief executive officer. If the individual appointed as chairman of the board is our chief executive officer, the board of directors will also appoint a lead independent director. David N. Roberts has served as chief executive officer of the Company since our initial public offering in 2011 and as chairman of the board since the 2012 annual meeting of stockholders. In these capacities, Mr. Roberts is involved in both our day-to-day operations and the strategic decision making at the board level.

We believe that it is in the best interests of our stockholders for Mr. Roberts to serve as both chairman of the board and chief executive officer because of his decisive, consistent and effective leadership. We also believe that having a lead independent director mitigates the risk of our chief executive officer also serving as our chairman, which, in certain circumstances, may cause management to have undue influence on a board of directors. Joseph LaManna serves as our lead independent director. Our lead independent director chairs executive sessions of the independent directors of the board and meetings of the full board of directors when the chairman is absent, and otherwise serves as a liaison between the independent directors, the full board of directors and management.

The board of directors recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management. The board of directors understands that there is no single, generally accepted approach to providing board leadership and the right board leadership structure may vary as circumstances warrant. Consistent with this understanding, our independent directors consider the board’s leadership structure on an annual basis.

Director Independence

Under the corporate governance standards of the NYSE, at least a majority of our directors, and all of the members of our audit, compensation and nominating and corporate governance committees, must be “independent,” as such term is defined in the NYSE Listed Company Manual. The NYSE standards provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us). Our board of directors has affirmatively determined that each of Debra Hess, Joseph LaManna and Peter Linneman satisfies the bright-line independence criteria of the NYSE and that none has a relationship with us that would interfere with such person’s ability to exercise independent judgment as a member of the board of directors. Therefore, we believe that all of these directors, who constitute a majority of our board of directors, are independent under the NYSE rules, including with respect to committee service.

The Nominating and Corporate Governance Committee has adopted limits on the number of public company boards on which our independent directors may serve, to enable them to have sufficient time to devote to their duties to the Company. Unless approved by the board of directors, our independent directors may not serve on more than four (4) public company boards, which number includes service on our board of directors. The Company does not limit the number of not-for-profit boards on which our independent directors may serve.

We have implemented procedures for interested parties, including stockholders, to communicate directly with our independent directors. We believe that providing a method for interested parties to communicate directly with our independent directors, rather than the full board of directors, provides a more confidential, candid and efficient method of relaying any interested party’s concerns or comments. See “Communication with the Board of Directors and Independent Directors.”

Nomination of Directors

Before each annual meeting of stockholders, the nominating and corporate governance committee considers the nomination of all directors whose terms expire at the next annual meeting of stockholders and also considers new candidates whenever there is a vacancy on the board of directors or whenever a vacancy is anticipated due to a change in the size or composition of the board of directors, a retirement of a director or for any other reasons. The nominating and corporate governance committee identifies director candidates based on recommendations from directors, stockholders, management and others. The committee may engage the services of third-party search firms to assist in identifying or evaluating director candidates. In 2019, the nominating and corporate governance committee engaged the National Association of Corporate Directors to assist it in the search of a new director candidate in light of Andrew L. Berger's and Arthur Ainsberg's previously announced notification to the Company that they will not stand for re-election at the Company's 2020 Annual Meeting.

Our nominating and corporate governance committee charter provides that the nominating and corporate governance committee will consider nominations for board membership by stockholders. The rules that must be followed to submit nominations are contained in our bylaws and include the following: (i) the nomination must be received by the committee at least 120 days, but not more than 150 days, before the first anniversary of the mailing date for proxy materials applicable to the annual meeting prior to the annual meeting for which such nomination is proposed for submission and (ii) the nominating stockholder must submit certain information regarding the director nominee, including the nominee’s written consent.

The nominating and corporate governance committee evaluates annually the effectiveness of the board of directors as a whole and of each committee and conducts an annual assessment of each independent director. The nominating and corporate governance committee also identifies any areas in which the board of directors would be better served by adding new members with different skills, backgrounds or areas of experience. The board of directors considers director candidates, including those nominated by stockholders, based on a number of factors including: whether the board member will be “independent,” as such term is defined by the NYSE listing standards; whether the candidate possesses the highest personal and professional ethics, integrity and values; whether the candidate contributes to the overall diversity of the board of directors; and whether the candidate has an inquisitive and objective perspective, practical wisdom and mature judgment. Candidates are also evaluated on their understanding of our business, experience and willingness to devote adequate time to carrying out their duties, among other things. The nominating and corporate governance committee also monitors the mix of skills, experience and background of the members of the board of directors to assure that the board of directors has the necessary composition to effectively perform its oversight function.

While we do not have a formal policy about diversity, the board of directors is committed to actively seeking highly qualified women and individuals from minority groups to include in the pool from which the board nominees are selected. Each individual is evaluated in the context of the board of directors as a whole, with the objective of recommending a group of directors that includes differences of viewpoint, professional experience, education, skill and other personal qualities and attributes and that can best perpetuate the success of the Company’s business and can represent shareholder interests through the exercise of sound judgment, using its diversity of experience.

Corporate Governance Guidelines

Our board of directors has also adopted corporate governance guidelines, which are available in the corporate governance section of the Company’s Web Site. These guidelines set forth the practices the board of directors follows with respect to, among other matters, the composition of the board of directors, director responsibilities, board committees, director access to officers, the Manager and independent advisors, director compensation and performance evaluation of the board of directors.

Retirement Policy

The board of directors believes that 75 is an appropriate retirement age for directors. Directors generally will not be nominated for re-election at any annual shareholders meeting following their 75th birthday. However, the Board may determine to waive this policy in individual cases.

Code of Business Conduct and Ethics

Our board of directors has established a code of business conduct and ethics that applies to our officers and directors as well as the employees, officers and directors of our affiliates who provide us services (the “Code of Ethics”). Among other matters, our Code of Ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	accurate, complete, objective, relevant, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the Code of Ethics to appropriate persons identified in the Code of Ethics; and

•	accountability for adherence to the Code of Ethics.

Any waiver of the Code of Ethics may be made only by our board of directors or one of our board committees. The Code of Ethics is posted in the corporate governance section of the Company’s Web Site. We intend to satisfy the disclosure requirement regarding any amendment to, or a waiver of, a provision of the Code of Ethics by posting such information on the Company’s Web Site.

Board’s Role in Risk Oversight

The board of directors is responsible for overseeing our risk management policies and practices. Our executive officers, who are responsible for our day-to-day risk management practices, regularly present to the board of directors on our overall risk profile and the processes by which such risks are mitigated. Our Manager also regularly reports to the board on various matters related to our risk exposure. Through regular and consistent communication, our Manager provides reasonable assurances to our board of directors that all of our material operational and investment risks, including among others, liquidity risk, interest rate risk and capital market risk, are being addressed.

Board Meetings and Annual Meeting of Stockholders

The board of directors held ten meetings (including regularly scheduled and special meetings) in 2019, and each director that was a director in 2019 attended at least 75% of the board meetings and each such director also attended at least 75% of his or her committee meetings. We have a policy that directors attend each annual meeting of stockholders; however, some or all of our directors may be unable to attend the Annual Meeting due to scheduling conflicts or other obligations that may arise. All of our directors in 2019 attended the 2019 annual meeting. The independent directors meet in executive session at least once per quarter during a regularly scheduled board meeting without management. As lead independent director, Mr. LaManna presides at the executive sessions of the independent directors.

Committee Membership

The current committees of the board of directors are the audit committee, the compensation committee and the nominating and corporate governance committee. The table below provides current membership information.

Director	Audit	Compensation	Nominating and Corporate Governance
Arthur Ainsberg
Debra Hess
Joseph LaManna
Peter Linneman	-

 - Member

 - Chairman

Board Committees

Below is a description of each committee of the board of directors. The board of directors has affirmatively determined that each committee consists entirely of independent directors pursuant to rules established by the NYSE and rules promulgated under the Exchange Act.

Audit Committee

Our audit committee consists of Messrs. Ainsberg and LaManna and Ms. Hess, each of whom is an independent director and “financially literate” under the rules of the NYSE. Ms. Hess chairs our audit committee and serves as our audit committee financial expert, as that term is defined by the SEC. Our audit committee assists the board of directors in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our consolidated financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors; and

•	the performance of our independent and internal auditors.

Our audit committee is responsible for engaging independent registered public accounting firms, reviewing with the independent registered public accountants the plans and results of the audit engagement, approving professional services provided by the independent registered public accountants, reviewing the independence of the independent registered public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

The audit committee held four meetings in 2019.

Compensation Committee

Our compensation committee consists of Messrs. LaManna, Ainsberg, Linneman and Ms. Hess, each of whom is an independent director under the rules of the NYSE. Mr. Linneman chairs our compensation committee. The responsibilities of our compensation committee include evaluating the performance of our executive officers, reviewing the compensation payable, if any, of our executive officers, evaluating the performance of our Manager, reviewing the equity compensation and fees payable to our Manager under the management agreement, administering our equity incentive plans and any other compensation plans, policies and programs, discharging the board of director’s responsibilities relating to compensation payable to our independent directors and reviewing and recommending to the board of directors compensation plans, policies and programs. No executive officer of the Company is involved in determining non-executive director compensation levels.

The compensation committee held four meetings in 2019.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Messrs. LaManna and Linneman and Ms. Hess, each of whom is an independent director under the rules of the NYSE. Mr. LaManna chairs our nominating and corporate governance committee. Our nominating and corporate governance committee is responsible for seeking, considering and recommending to our board of directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at each annual meeting of stockholders. The committee also recommends to our board of directors the appointment of each of our executive officers. It also periodically prepares and submits to our board of directors for adoption the committee’s selection criteria for director nominees. It reviews and makes recommendations on matters involving the general operation of our board of directors and our corporate governance and annually recommends to our board of directors the nominees for each committee of the board of directors. In addition, the committee annually conducts an evaluation of our board of directors performance.

The nominating and corporate governance committee held four meetings in 2019.

Other Committees

Our board of directors may from time to time establish other committees to facilitate the management of the Company.

Stock Ownership Guidelines

Our minimum share ownership guidelines for directors, which were updated on October 31, 2017, require that each director acquire and maintain a minimum number of shares equal to four (4) times the basic annual cash retainer payable to non-employee directors within four years of becoming subject to the guidelines. From time to time, the nominating and corporate governance committee of the board of directors will review each director’s compliance with the guidelines and may grant exceptions to the guidelines as it deems appropriate. All of our directors are either currently in compliance with the minimum share ownership guidelines or are still within the four year grace period for compliance.

Our minimum share ownership guidelines for executive officers became effective in February 2014 and require that our Chief Executive Officer, Chief Investment Officer and Chief Financial Officer acquire and maintain a minimum equity investment in our company of 15,000 shares of our common stock. Any executive officer elected to an office subject to the minimum share ownership guidelines after the minimum share ownership guidelines became effective must be compliant within three years of the date of his or her election. Until the minimum equity investment is met, an executive officer subject to the guidelines must retain all of our common stock granted to him or her as compensation. From time to time, the nominating and corporate governance committee of the board of directors will review each executive officer’s compliance with the guidelines and may grant exceptions to the guidelines as it deems appropriate and market-competitive on a case-by-case basis. All of our executive officers subject to the minimum share ownership guidelines are currently in compliance therewith.

Policy Prohibiting Pledging and Hedging of Our Securities

Our Policy Prohibiting Pledging and Hedging of AG Mortgage Investment Trust, Inc. Securities, which became effective in February 2014, applies to each of our directors and officers, and states that each such person is prohibited from (i) making or maintaining any pledges of our securities or otherwise holding our securities in a margin account and (ii) engaging in any hedging transactions with respect to our securities, including, without limitation, the use of financial instruments, such as prepaid variable forward contracts, equity swaps, collars or exchange funds.

Compensation Committee Interlocks and Insider Participation

Our compensation committee is comprised solely of the following independent, non-employee directors: Messrs. Linneman, LaManna, Ainsberg and Ms. Hess. None of the members of our compensation committee is or has been an employee or officer of us or any of our affiliates. None of our executive officers currently serves, or during the past fiscal year has served, as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving on our board of directors or compensation committee.

Communication with the Board of Directors and Independent Directors

Our board of directors or any individual director may be contacted by any party via mail at the address listed below:

Board of Directors
AG Mortgage Investment Trust, Inc.
245 Park Avenue, 26th Floor
New York, New York 10167
Attn: General Counsel

We believe that providing a method for interested parties to communicate directly with our independent directors, rather than the full board of directors, provides a confidential, candid and efficient method of relaying any interested party’s concerns or comments. As discussed above, our lead independent director is Mr. LaManna. The independent directors can be contacted by any party via mail at the address listed below:

Independent Directors
AG Mortgage Investment Trust, Inc.
245 Park Avenue, 26th Floor
New York, New York 10167
Attn: General Counsel

The Company does not screen mail except when warranted for security purposes, and all letters will be forwarded to our board of directors, any specified committee or individual directors.

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has recommended the accounting firm of PricewaterhouseCoopers LLP for reappointment as our independent registered public accountants for the year ending December 31, 2020, subject to ratification of this appointment by our stockholders. PricewaterhouseCoopers LLP has served as our independent registered public accountants since our initial public offering in July 2011 and is considered by our management to be well qualified.

We expect that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will also be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD:

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

The voting requirements for this proposal are described above and in the “General Information About The Annual Meeting And Voting” section.

AUDIT COMMITTEE MATTERS

Fee Disclosure

The following is a summary of the fees billed to the Company by PricewaterhouseCoopers LLP for professional services rendered for the fiscal years ended December 31, 2019 and 2018:

	Fiscal Year Ended December 31,
	2019	2018
Audit Fees	$1,466,048	$1,359,900
Audit-Related Fees	—	—
Tax Fees	214,600	168,700
All Other Fees	—	—

Total	$1,680,648	$1,528,600

Audit Fees

“Audit Fees” consist of fees and expenses billed for professional services rendered for the audit of the financial statements and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements. Audit Fees include fees for professional services rendered in connection with quarterly and annual financial statements and fees and expenses related to the issuance of consents and comfort letters by PricewaterhouseCoopers LLP related to our public offerings and registration statements. In 2019 and 2018, fees and expenses related to the issuance of consents and comfort letters included in the total Audit Fees were $125,000 and $45,000, respectively.

Audit-Related Fees

“Audit-Related Fees” consist of fees and related expenses for products and services other than services described under “Audit Fees” and “Tax Fees.” PricewaterhouseCoopers LLP did not provide any such products or services for us during the years ended December 31, 2019 and 2018.

Tax Fees

“Tax Fees” consist of fees and related expenses billed for professional services for tax compliance, tax advice and tax planning. These services included assistance regarding federal and state tax compliance and tax planning and structuring.

All Other Fees

“All Other Fees” consist of fees and expenses for products and services that are not “Audit Fees,” “Audit-Related Fees” or “Tax Fees.” In 2019 and 2018, PricewaterhouseCoopers LLP did not provide any such other products or services.

Pre-Approval Policy

All audit, tax and other services provided to us were reviewed and pre-approved by the audit committee. The audit committee concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. Circumstances may arise during the following twelve-month period when it may become necessary to engage PricewaterhouseCoopers LLP to provide additional services or additional effort that were not contemplated in the original pre-approval by the audit committee. Such additional services require separate approval by the Audit Committee.

AUDIT COMMITTEE REPORT

The audit committee has furnished the following report to stockholders of the Company in accordance with rules adopted by the SEC. The audit committee has the duties and powers described in its written charter adopted by the Board of February 26, 2020. A copy of the charter is available on the Company's website at http://www.agmortgageinvestmenttrust.com/index.php/corporate-governance/highlights.

The Company’s management has primary responsibility for establishing and maintaining effective internal controls over financial reporting, preparing the Company’s consolidated financial statements in accordance with U.S. generally accepted accounting principles, and managing the public reporting process. PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm (“PwC”), is responsible for forming and expressing opinions on the conformity of the Company’s audited consolidated financial statements in accordance with U.S. generally accepted accounting principles, in all material respects, and on the effectiveness of the Company’s internal control over financial reporting.

The audit committee reviewed and discussed with management the Company’s audited consolidated financial statements for the year ended December 31, 2019, including a discussion of the acceptability and appropriateness of significant accounting policies and management’s assessment of the effectiveness of the Company’s internal control over financial reporting. The audit committee discussed with the Company’s independent registered public accounting firm matters related to the conduct of the audits of the Company’s consolidated financial statements and internal control over financial reporting. The audit committee also reviewed with management and the independent registered public accounting firm the reasonableness of significant estimates and judgments made in preparing the consolidated financial statements, as well as the clarity of the disclosures in the consolidated financial statements and related notes. The audit committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company's financial statements.

The audit committee has discussed with the Company’s independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”).

The audit committee has also received and reviewed the written communications from PwC as required by the applicable requirements of the PCAOB regarding PwC's communications with the audit committee concerning independence, and has discussed with PwC its independence.

Based on the reviews and discussions described in this report, and subject to the limitations on the role and responsibilities of the audit committee referred to in this report and in the Company’s audit committee charter, the audit committee recommended to the board of directors (and the board of directors approved) that the audited consolidated financial statements and related notes be included in the Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the SEC. The audit committee also selected and appointed PwC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, and is presenting this appointment to the Company’s stockholders for ratification.

Former Audit Committee member Andrew L. Berger resigned from the Board of Directors on March 25, 2020 and did not take part in the review and discussion referred to in this report. Effective upon Mr. Berger’s resignation, Arthur Ainsberg replaced Mr. Berger on the Audit Committee. Mr. Ainsberg is currently a member of the Audit Committee, but was not a member of the Audit Committee when it reviewed and discussed the recommendations referred to above.

By the audit committee

Debra Hess (Chair)
Arthur Ainsberg
Joseph LaManna

PROPOSAL 3: ADVISORY VOTE APPROVING EXECUTIVE COMPENSATION

At our 2018 annual meeting, we asked our stockholders to vote, on an advisory basis, to recommend the frequency with which we would provide future advisory votes on named executive officer compensation. At our 2018 annual meeting, 98% of our stockholders who voted on the "say on frequency" proposal voted, on an advisory basis, to hold future advisory votes on named executive officer compensation each year. Taking into consideration the recommendation of the stockholders, our board of directors elected to hold advisory votes on named executive officer compensation each year. In the future, our board of directors may reconsider the frequency with which we hold advisory votes on named executive officer compensation.

Our board of directors is committed to corporate governance best practices and recognizes the significant interest of stockholders in executive compensation matters. We are providing this advisory vote as required pursuant to the rules of the SEC. We are asking our stockholders to indicate their support for our named executive officer compensation as disclosed in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall policies and practices that apply to the compensation of our named executive officers. We will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and the other related disclosure.”

While this vote is advisory and not binding on us or the compensation committee, it will provide information to us and the compensation committee regarding stockholder sentiment about our executive compensation policies and practices. Our board of directors and our compensation committee value the opinions of our stockholders. To the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns, and the compensation committee will evaluate whether any actions are necessary to address those concerns.

As described in detail under the heading “Executive Compensation” below, we are externally managed by AG REIT Management, LLC, our Manager, pursuant to the management agreement between our Manager and us. Our Manager, pursuant to a delegation agreement dated as of June 29, 2011, has delegated to Angelo Gordon the overall responsibility of our Manager’s day-to-day duties and obligations arising under our management agreement. In 2019, we did not have any employees whom we compensated directly with salaries, other cash compensation or stock-based compensation. A portion of our named executive officers’ compensation was paid out of funds from the management fees we pay to our Manager and the expense reimbursement we pay to our Manager. We have not paid, and do not intend to pay, any cash compensation to our named executive officers. We do not provide our named executive officers with pension benefits, termination payments or other incidental payments.

RECOMMENDATION OF THE BOARD:

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF OUR EXECUTIVE COMPENSATION.

The voting requirements for this proposal are described in the “General Information About the Annual Meeting and Voting” section above.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes our compensation program, objectives and policies for the executive officers named in this proxy statement and our executive officers generally.

Overview of Compensation Program

We have no employees. We are externally managed by our Manager, pursuant to a management agreement between our Manager and us. Because the management agreement provides that our Manager is responsible for managing our affairs, our executive officers, all of whom are employees of our Manager, or an affiliate of our Manager, do not receive cash compensation from us. Instead, our executive officers are compensated by our Manager, or an affiliate of our Manager, in part, with the management fee we pay to our Manager and with the expense reimbursement we provide to our Manager related to compensation. The management agreement provides for our reimbursement to the Manager of the allocable share of annual base salary, bonus, and any related withholding taxes and employee benefits paid to our chief financial officer, general counsel and other non-investment personnel based on the percentage of time those individuals spent on our affairs or another agreed upon methodology fair to the Company. We do not determine the compensation payable to personnel, including our executive officers, by our Manager or its affiliates. Our Manager or its affiliates, in their discretion, determine the levels of base salary, cash incentive compensation and other benefits earned by our executive officers. We have reported the compensation that we reimburse to our Manager for our named executive officers in the Summary Compensation Table and in “Other Matters - Certain Relationships and Related Transactions” set forth below.

Cash and Other Compensation

Our named executive officers and other personnel who conduct our business are employees of our Manager or its affiliates. Accordingly, we do not pay or accrue any salaries or bonuses for our officers.

Equity-Based Compensation

Our compensation committee may, from time to time, grant equity awards in the form of restricted stock, stock options, restricted stock units or other types of awards to our Manager or to our named executive officers pursuant to our equity incentive plans. These awards are designed to align the interests of our named executive officers with those of our stockholders by allowing our named executive officers to share in the creation of value for our stockholders through stock appreciation and dividends. These equity awards are generally subject to vesting requirements over a number of years and are designed to promote the retention of management and to achieve strong performance for our Company. These awards further provide flexibility to us in enabling our Manager to attract, motivate and retain talented individuals.

We believe our equity-based compensation policies are particularly appropriate since we are an externally managed real estate investment trust, or REIT. REIT regulations require us to pay at least 90% of our earnings to stockholders as dividends. As a result, we believe that our stockholders are principally interested in receiving attractive risk-adjusted dividends and growth in dividends and book value. Accordingly, we want to provide an incentive to our executive officers that rewards success in achieving these goals. Because we do not have the ability to retain a significant amount of earnings, we believe that equity-based awards serve to align the interests of our executive officers with the interests of our stockholders in receiving attractive risk-adjusted dividends and growth. Additionally, we believe that equity-based awards are consistent with our stockholders’ interest in book value growth as these individuals will be incentivized to grow book value for stockholders over time. We believe that this alignment of interests provides an incentive to our executive officers to implement strategies that will enhance our long-term performance and promote growth in dividends and growth in book value.

Our equity incentive plans permit the granting of options to purchase shares of common stock intended to qualify as incentive stock options under the Code, and stock options that do not qualify as incentive stock options. The exercise price of each stock option may not be less than 100% of the fair market value of our shares of common stock on the date of grant. The compensation committee will determine the terms of each option, including when each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options become vested and exercisable in installments, and the exercisability of options may be accelerated by the compensation committee. To date, we have not granted any options under our equity plans.

Our equity incentive plans also permit the granting of shares of our common stock in the form of restricted common stock. A restricted common stock award is an award of shares of common stock that may be subject to forfeiture (vesting), restrictions on transferability and such other restrictions, if any, as the compensation committee may impose at the date of grant. The shares may vest and the restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as our compensation committee may determine.

We may also grant unrestricted shares of common stock, which are shares of common stock awarded at no cost to the participant or for a purchase price determined by the compensation committee, under our equity incentive plans. The compensation committee may also grant restricted stock units, stock appreciation rights, dividend equivalent rights, and other stock and non-stock-based awards under the equity incentive plans. These awards may be subject to such conditions and restrictions as the compensation committee may determine, including, but not limited to, the achievement of certain goals or continued service to us through a specific period. Each award under the plan may not be exercisable more than ten years after the date of grant.

Our equity incentive plans provide that in the event of a change of control of the Company, any award granted thereunder that was not previously vested shall become fully vested and/or payable, and any performance conditions imposed with respect to the awards shall be deemed to be fully achieved.

The compensation committee does not use a specific formula to calculate the number of equity awards and other rights awarded to executives under our incentive plans. Additionally, the compensation committee does not explicitly set future award levels on the basis of what the executives earned from prior awards. While the compensation committee will take past awards into account, it will not solely base future awards in view of those past awards. Generally, in determining the specific amounts to be granted to an individual, the compensation committee will take into account factors such as the individual’s position, his or her contribution to our Company, market practices, and the recommendations of our Manager. Neither we nor any committee of the board of directors retained any compensation consultants during 2019.

We have not and do not intend to either backdate stock options or grant stock options retroactively. Presently, we do not have designated dates on which we grant stock option awards. We do not intend to time stock options grants with our release of material nonpublic information for the purpose of affecting the value of executive compensation.

Tax Considerations

Section 162(m) of the Code generally provides that a public company may not deduct compensation in excess of $1 million paid in any fiscal year to any of certain executive officers (who are referred to as “covered employees” in Section 162(m)). We are presently externally managed by our Manager, and we do not compensate our executive officers. Accordingly, it is unlikely that the deduction limit under Section 162(m) will have any material effect on us. Nonetheless, as applicable, we will assess the impact of the deduction limit under Section 162(m) to determine what adjustments to our executive compensation practices, if any, we consider appropriate. However, in order to maintain flexibility in compensating our executive officers in a manner designed to promote our corporate goals, including retaining and providing incentives to the executive officers, we have not adopted a policy that all compensation must be deductible and may authorize awards or payments to executives that may not be fully deductible if we believe that such payments are in our interest.

Compensation in 2019

We did not pay any compensation of any kind to our named executive officers during the year ended December 31, 2019. We do not provide any of our executive officers with any cash compensation, pension benefits or nonqualified deferred compensation plans. We have reported the compensation that we reimburse to our Manager for our named executive officers in the Summary Compensation Table set forth below.

For the fiscal year ended December 31, 2019, 58.8%, or $5.8 million, of the management fee paid by the Company to the Manager would have been allocable to named executive officer compensation based on the percentage of time such officers spent managing our affairs if the Company reimbursed the Manager for all of its named executive officer compensation. Of this compensation, 8.2% was fixed and 91.8% was variable or incentive pay.

Our Manager and its affiliates do not use a specific formula to calculate the variable or incentive pay portion of our named executive officers’ compensation. Additionally, our Manager and its affiliates do not explicitly set future variable or incentive compensation on the basis of the compensation the named executive officers earned in prior years. Generally, in determining each executive’s variable or incentive pay, our Manager and its affiliates will take into account factors such as the individual’s position, his or her contribution to our Company, market practices, and the recommendations of our compensation committee. We did not, nor did our Manager or its affiliates, retain a compensation consultant in connection with the compensation of our named executive officers in 2019.

Grants of Plan Based Awards in 2019

We did not grant any shares of restricted stock, options, restricted stock units or other incentive compensation to our named executive officers during the year ended December 31, 2019.

On July 1, 2017, we granted 60,000 restricted stock units to our Manager that represent the right to receive an equivalent number of shares of our common stock to be issued if and when the units vest. 39,991 units have vested as of December 31, 2019. The remaining 20,009 units will vest on July 1, 2020. The units do not entitle the participant to the rights of a holder of our common stock, such as dividend and voting rights, until shares are issued in settlement of the vested units.

Our Manager allocated 21,000 of the 60,000 restricted stock units grant to certain of our named executive officers - 5,000 restricted stock units to David Roberts, our Chairman of the Board, Chief Executive Officer and President, 10,000 restricted stock units to T.J. Durkin, our Chief Investment Officer, 2,000 restricted stock units to Brian C. Sigman, our Chief Financial Officer, and 4,000 restricted stock units to Raul E. Moreno, our General Counsel and Secretary. Each allocation decision made by the Manager was reported to and discussed with our board of directors. As of December 31, 2019, 20,009 restricted stock units remained unvested with 7,002 of those unvested units allocated to our named executive officers.

Outstanding Equity Awards at Fiscal Year-End

As of December 31, 2019, there were no outstanding awards of equity made to our named executive officers.

Options Exercised and Stock Vested

As of December 31, 2019, we had not issued any outstanding options to purchase shares of common stock to our named executive officers. No options to purchase shares of our common stock or restricted shares of common stock for any of our named executive officers vested in 2019.

Pension Benefits

We do not provide any of our named executive officers with pension benefits.

Nonqualified Deferred Compensation

We do not provide any of our named executive officers with any nonqualified deferred compensation plans.

Potential Payments Upon Termination of Employment

We do not have any employment agreements with any of our named executive officers and are not obligated to make any payments to them upon termination of employment.

Potential Post-Employment Payments and Payments on a Change in Control

We do not have any employment agreements with any of our named executive officers and are not obligated to make any post-employment payments to them or any payments upon a change of control, except as described above related to the vesting of equity-based awards upon a change of control.

Compensation Policies and Practices as They Relate to Risk Management

We did not pay any compensation of any kind to our named executive officers and did not have any employees during the year ended December 31, 2019. Therefore, our compensation policies and practices are not reasonably likely to have a material adverse effect on us. We pay our Manager a management fee that is a percentage of our stockholders’ equity, as that term is defined in the management agreement. We believe this management fee structure helps guard against our Manager making higher risk investments to achieve higher management fees as might be the case if the management fee was based on total assets or returns on investments. We have designed our compensation policy in an effort to provide the proper incentives to our executive officers and our Manager to maximize our performance in order to serve the best interests of our stockholders. These compensation policies and practices do not place undue emphasis on or incentivize the maximization of net income at the expense of other criteria, such as preservation of capital. Our board of directors monitors our compensation policies and practices to determine whether our risk management objectives are being met.

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management of the Company. Based on that review and discussion, the compensation committee recommended to the board of directors (and the board of directors has approved) that the Compensation Discussion and Analysis be included in the Company’s proxy statement.

By the compensation committee

Peter Linneman (Chair)
Arthur Ainsberg
Debra Hess
Joseph LaManna

Summary Compensation Table

The following table summarizes the Company’s allocable share of annual compensation reimbursed to our Manager for our current named executive officers in the 2019, 2018 and 2017 fiscal years. The named executive officers in the following table are the only executive officers of the Company for whom the Company reimbursed our Manager during those periods for a portion of their annual compensation.

Name and Principal Position	Year	Salary (1)	Bonus (1)	Stock Awards(2)	All Other Compensation(1)(3)	Total
Brian C. Sigman	2019	$93,750	$509,903	$—	$19,428	$623,081
Chief Financial Officer	2018	195,000	1,013,870	—	50,585	1,259,455
	2017	130,000	945,750	—	58,510	1,134,260
Andrew Parks	2019	$41,250	$153,871	$—	$7,095	202,216
Chief Risk Officer	2018	30,000	120,000	—	7,323	157,323
	2017	20,000	120,000	—	8,402	148,402
Raul E. Moreno	2019	$126,563	$236,162	$—	$37,323	400,048
General Counsel	2018	168,750	206,250	—	40,980	415,980
	2017	150,000	187,500	—	44,540	382,040

(1)
Messrs. Sigman, Parks and Moreno are not our employees and are not paid compensation by us. Amounts in these columns for such individuals represent the share of the officers’ compensation which is allocable to us based on the percentage of time such officer spent managing our affairs in their capacity as named executive officers of the Company. The amounts set forth in the table above reflect the amounts we reimbursed to our Manager related to the compensation of our named executive officers.

(2)
We did not grant any stock-based awards in 2019 to our named executive officers, and we do not reimburse the Manager for any stock compensation that it provides to our named executive officers. No stock-based compensation that we grant to the Manager pursuant to our equity incentive plans is included in this column as compensation to our named executive officers although our Manager may subsequently elect to allocate some or all of the stock-based compensation that it receives under our equity incentive plans to our named executive officers. For a description of the stock awards allocated by our Manager to our named executive officers, see the “Grants of Plan Based Awards in 2019” section of this proxy statement.

(3)
Amounts in this column represent the costs of each named executive officer’s benefits allocable to us. These costs include premiums for health and life insurance, short and long term disability insurance, vision insurance, and profit sharing and are calculated by our Manager for each named executive officer.

DIRECTOR COMPENSATION

Director Compensation for 2019

Each member of our board of directors who is not an employee of our Manager or its affiliates received annual compensation for service as a director during 2019 as follows:

•
Each non-employee director received an annual base fee for services in the amount of $160,000, $80,000 of which is payable on a quarterly basis in cash, and $80,000 of which is payable on a quarterly basis in shares of restricted common stock that may not be sold or transferred during such director’s term of service on the board of directors.

•	The lead independent director received an additional annual fee of $25,000, payable in cash on a quarterly basis.

•
In addition, the chairman of our audit committee received an annual fee of $25,000, and the chairs of our compensation and nominating and corporate governance committees each received an annual fee of $10,000, each payable in cash on a quarterly basis.

Each member of our board of directors is also reimbursed for reasonable out-of-pocket expenses associated with service on our behalf and with attendance at or participation in board meetings or committee meetings, including reasonable travel expenses.

Non-employee directors participate in our Equity Incentive Plan. In the event of a change in control of our Company, all outstanding shares of restricted stock granted under the plan to our non-employee directors will become fully vested. Our board of directors (or a duly formed committee thereof) may revise our director compensation in its discretion.

The following table summarizes the compensation that we paid to our directors for their services in fiscal year 2019:

2019 Director Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Arthur Ainsberg	$88,317	$79,971	$168,288
Andrew L. Berger(2)	90,029	79,971	170,000
Debra Hess	96,751	79,971	176,722
Joseph LaManna	108,344	79,971	188,315
Peter Linneman	86,714	79,971	166,685
David N. Roberts	—	—	—
T.J. Durkin	—	—	—
Brian C. Sigman	—	—	—

(1)	Stock awards for services in the fourth quarter of 2019 were granted as of the first business day following the end of such quarter.

(2)	As previously disclosed, Mr. Berger resigned from the Board on March 25, 2020.

Equity Incentive Plans Information

We have adopted equity incentive plans to provide incentive compensation to attract and retain qualified directors, officers, advisors, consultants and other personnel, including our Manager and its affiliates and personnel of our Manager and its affiliates to stimulate their efforts toward our continued success, long-term growth and profitability and to attract, reward and retain personnel.

The following table presents certain information about our equity incentive plans as of December 31, 2019:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Incentive Plans (Excluding Securities Reflected in the First Column of this Table)
Equity Incentive Plans Approved by Stockholders	—	$—	17,921
Equity Incentive Plans Not Approved by Stockholders	—	—	—

Total	—	$—	17,921

COMMON STOCK OWNERSHIP OF OFFICERS, DIRECTORS AND SIGNIFICANT STOCKHOLDERS

Ownership of Common Stock by Directors and Executive Officers

The following table sets forth, as of April 25, 2020, beneficial ownership of the Company’s common stock by each executive officer, each director, and by all directors and executive officers as a group. Beneficial ownership reported in the below table has been presented in accordance with SEC rules. Unless otherwise indicated, all directors and executive officers have sole voting and investment power with respect to the shares shown, and the address of each beneficial owner reported in the below table is c/o AG Mortgage Investment Trust, Inc., 245 Park Avenue, 26th Floor, New York, New York 10167.

Name of Beneficial Owner	Shares Beneficially Owned		Percent of Class(1)
David N. Roberts	350,549		*
T.J. Durkin	65,166		*
Brian C. Sigman	44,833		*
Raul E. Moreno	4,073		*
Andrew Parks	—		*
Arthur Ainsberg	34,016		*
Peter Linneman	40,662	(2)	*
Andrew L. Berger(3)	43,155		*
Joseph LaManna	50,051		*
Debra Hess	25,236		*
All directors and executive officers as a group (10 persons)	657,741		2.00%

*	Represents ownership of less than one percent.

(1)	As of April 25, 2020, we had 32,823,511 shares of our common stock outstanding.

(2)	All shares owned by Peter Linneman are held jointly with his spouse.

(3)	As previously disclosed, Mr. Berger resigned from the Board on March 25, 2020.

Ownership of Common Stock by Certain Significant Stockholders

As of April 25, 2020, unless otherwise indicated below, the following are beneficial owners of more than five percent of our outstanding common stock:

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Class(1)
BlackRock, Inc. 40 East 52nd Street New York, NY 10022	3,319,426	(2)	10.1%
The Vanguard Group Inc. 100 Vanguard Blvd. Malvern, PA 19355	3,105,007	(3)	9.5%
Fuller & Thaler Asset Management, Inc. 411 Borel Avenue, Suite 300 San Mateo, CA 94402	1,722,821	(4)	5.3%

(1)	As of April 25, 2020, we had 32,823,511 shares of our common stock outstanding.

(2)
Information obtained solely by reference to the amended Schedule 13G/A filed with the SEC on February 4, 2020 by BlackRock, Inc., or BlackRock. Of the reported shares, BlackRock reported that it has sole voting power for 3,230,749 shares and sole dispositive power for 3,319,426 shares.

(3)
Information obtained solely by reference to the amended Schedule 13G/A filed with the SEC on February 12, 2020 by The Vanguard Group Inc., or Vanguard. Of the reported shares, Vanguard reported that it has sole voting power for 30,220 shares, shared voting power for 10,000 shares, sole dispositive power for 3,068,329 shares and shared dispositive power for 36,678 shares.

(4)
Information obtained solely by reference to the amended Schedule 13G/A filed with the SEC on February 13, 2020 by Fuller & Thaler Asset Management, Inc., or Fuller & Thaler. Of the reported shares, Fuller & Thaler reported that it has sole voting power for 1,685,566 shares and sole dispositive power for 1,722,821 shares.

PROPOSAL 4: APPROVAL OF THE AG MORTGAGE INVESTMENT TRUST, INC.
2020 EQUITY INCENTIVE PLAN

We are asking stockholders to approve the AG Mortgage Investment Trust, Inc. 2020 Equity Incentive Plan. Our board of directors adopted the 2020 Equity Incentive Plan, subject to the receipt of stockholder approval at the annual meeting. Below is a summary of the principal provisions of the 2020 Equity Incentive Plan and its operation. A copy of the 2020 Equity Incentive Plan is set forth in full in Annex A to this proxy statement. The following description of the 2020 Equity Incentive Plan is not complete and is qualified in its entirety by reference to Annex A.
The Company’s sole stockholder previously approved the 2011 Equity Incentive Plan. If the stockholders approve the 2020 Equity Incentive Plan, no additional awards may be granted under the 2011 Equity Incentive Plan. The 2020 Equity Incentive Plan includes several features designed to protect stockholder interests and to reflect our compensation philosophy, including the following:

•	Limitations on recycling of shares back into the pool available for issuance consistent with best practices.

•	Prohibition on “repricing” of options and SARs without further stockholder approval.

•	Prohibition on automatic acceleration of the vesting of any awards upon a change in control of the Company.

•	Meaningful limits on the value of awards that may be made to non-employee directors in any year.

General.
The 2020 Equity Incentive Plan is intended to provide a means through which to attract and retain key personnel, provide compensation to our employees, directors, and other service providers (as well as employees of our Manager and its affiliates who are providing services to us and our affiliates) tied to the performance of our common stock so as to align their financial interests with those of our stockholders and motivate them to work toward achievement of our long-term corporate and strategic goals that enhance stockholder value and reward them in line with our stockholders as the value of our common stock increases.
Administration.
The 2020 Equity Incentive Plan will be administered by the compensation committee of our board of directors or a subcommittee thereof to which it has delegated power, or if no such committee or subcommittee thereof exists, the board of directors, or the board of directors acting in lieu of such committee or subcommittee, as applicable, the Committee. The Committee has the authority to make all decisions and determinations with respect to the administration of the 2020 Equity Incentive Plan, and is permitted, subject to applicable law or exchange rules and regulations, to delegate all or any part of its responsibilities and powers to any person or persons selected by it in accordance with the terms of the 2020 Equity Incentive Plan.
Shares Subject to the 2020 Equity Incentive Plan.
The 2020 Equity Incentive Plan provides that the total number of shares of common stock that may be issued under the 2020 Equity Incentive Plan shall be 2,000,000 shares of common stock, or the Stock Plan Share Limit. No more than the number of shares of common stock equal to the Stock Plan Share Limit may be delivered in the aggregate pursuant to the exercise of incentive stock options granted under the 2020 Equity Incentive Plan. The maximum number of shares of common stock granted during a single fiscal year to any non-employee director, taken together with any cash fees paid to such non-employee director during any fiscal year, shall not exceed $300,000 in total value (calculating the value of any such awards based on the grant date fair value). Generally, to the extent that an award expires or is canceled, forfeited, terminated, or otherwise is settled without a delivery to the participant of the full number of shares of common stock to which the award related, the undelivered shares will be returned to the Stock Plan Share Limit and will again be available for grant under the 2020 Equity Incentive Plan. Shares of common stock will be deemed to have been issued in settlement of awards if the fair market value equivalent of such shares is paid in cash (other than with respect to the settlement of a stock appreciation right that only provides for settlement in, and settles in, cash). Shares tendered or withheld on the exercise of awards for the payment of the exercise or purchase price or withholding taxes, shares not issued upon the settlement of a stock appreciation right that settles (or could settle) in shares of common stock and shares purchased on the open market with cash proceeds from the exercise of options will not be recycled or replenish the Stock Plan Share Limit and will not be available for awards under the 2020 Equity Incentive Plan. No award may be granted under the 2020 Equity Incentive Plan after the tenth anniversary of the effective date, but awards theretofore granted may extend beyond that date.
Persons Eligible to Participate.
Awards under the 2020 Equity Incentive Plan may be granted to natural persons who provide services to the Company as directors, officers, employees, advisors, consultants (and prospective directors, officers, employees, consultants and advisors) or other third-party service providers, including employees of the Manager and its affiliates who are providing services to us and our affiliates.
Types of Awards.
Options: The Committee may grant non-qualified stock options and incentive stock options under the 2020 Equity Incentive Plan with terms and conditions determined by the Committee that are consistent with the 2020 Equity Incentive Plan; provided that, except as set forth below in connection with stock options that are not assumed or substituted in connection with a change in control, the Committee may not accelerate vesting of a stock option; provided further that all stock options granted under the 2020 Equity Incentive Plan are required to have a per share exercise price that is not less than 100% of the fair market value of our common stock underlying such stock options on the date an option is granted (other than in the case of options granted in substitution of previously granted awards). The maximum term for stock options granted under the 2020 Equity Incentive Plan will generally be ten years from the initial date of grant, or with respect to any stock options intended to qualify as incentive stock options, such shorter period as prescribed by applicable law.
Stock Appreciation Rights: The Committee may grant stock appreciation rights, with terms and conditions determined by the Committee that are consistent with the 2020 Equity Incentive Plan; provided that, except as set forth below in connection with stock appreciation rights that are not assumed or substituted in connection with a change in control, the Committee may not accelerate vesting of such stock appreciation right. Generally, each stock appreciation right will entitle the participant upon exercise to an amount (in cash, shares or a combination of cash and shares, as determined by the Committee) equal to the product of (i) the excess of (A) the fair market value on the exercise date of one share of common stock, over (B) the strike price per share, times (ii) the number of shares of common stock covered by the stock appreciation right. The strike price per share of a stock appreciation right will be determined by the Committee at the time of grant but in no event may such amount be less than the fair market value of a share of common stock on the date the stock appreciation right is granted (other than in the case of stock appreciation rights granted in substitution of previously granted awards).
Restricted Stock and Restricted Stock Units: The Committee may grant restricted shares of our common stock, or restricted stock units, representing the right to receive, upon the expiration of the applicable restricted period, one share of common stock for each restricted stock unit, or, in the sole discretion of the Committee, the cash value thereof (or any combination thereof); provided that, except as set forth below in connection with restricted shares of our common stock or restricted stock units that are not assumed or substituted in connection with a change in control, the Committee may not accelerate vesting of restricted shares of our common stock or restricted stock units. As to restricted shares of our common stock, subject to the other provisions of the 2020 Equity Incentive Plan, the holder will generally have the rights and privileges of a stockholder as to such restricted shares of common stock, including, without limitation, the right to vote such restricted shares of common stock (except, that if the lapsing of restrictions with respect to such restricted shares of common stock is contingent on satisfaction of performance conditions other than or in addition to the passage of time, any dividends payable on such restricted shares of common stock will be retained, and delivered without interest to the holder of such shares when the restrictions on such shares lapse). To the extent provided in the applicable award agreement, the holder of outstanding restricted stock units will be entitled to be credited with dividend equivalent payments (upon the payment by us of dividends on shares of common stock) either in cash or, at the sole discretion of the Committee, in shares of common stock having a value equal to the amount of such dividends (and interest may, at the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which will be payable at the same time as the underlying restricted stock units are settled following the release of restrictions on such restricted stock units.
Other Stock-Based Awards: The Committee may issue unrestricted common stock, rights to receive grants of awards at a future date, and other awards denominated in or based upon shares of common stock (including, without limitation, performance shares or performance units), under the 2020 Equity Incentive Plan.
Effect of Certain Events on 2020 Equity Incentive Plan and Awards.
In the event of certain events that affect our capitalization or our common stock, including extraordinary dividends, recapitalizations, stock splits, reverse stock splits, corporate transactions, and other unusual or nonrecurring events affecting us, the 2020 Equity Incentive Plan requires the Committee to make any adjustments in such manner as it may deem equitable, which may include, among other things, adjusting applicable share limits and the number of our shares of common stock or other securities that may be delivered in respect of awards or with respect to which awards may be granted and the terms of any outstanding award. In connection with a change in control, the Committee may, in its sole discretion, provide for one or more of the following: substitution or assumption of awards, acceleration of vesting to the extent the surviving entity is unwilling to permit substitution or assumption (based on actual performance through the date of such change in control and on a pro-rata basis with respect to performance-vested awards); and/or cancellation of any one or more outstanding awards and cause to be paid to the holders holding vested awards (including any awards that would vest on the occurrence of such event, including as a result of Committee action on the occurrence of such event) the value of such awards, if any, as determined by the Committee (which, if applicable, may be based upon the price per share of common stock received or to be received by the stockholders of the Company in such event), including, without limitation, in the case of options and stock appreciation rights, a cash payment equal to the excess, if any, of the fair market value of the shares of common stock subject to the option or stock appreciation right over the aggregate exercise or strike price thereof. No award agreement shall provide for automatic acceleration of the vesting of any award upon a change in control.
Nontransferability of Awards.
An award will not be transferable or assignable by a participant otherwise than by will or by the laws of descent and distribution. Any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against us or any affiliate (unless required by a domestic relations order or applicable law). However, the Committee may, in its sole discretion, permit awards (other than incentive stock options) to be transferred, including transferred to a participant’s family members, any trust established solely for the benefit of participant or such participant’s family members, any partnership or limited liability company of which participant, or participant and participant’s family members, are the sole member(s), and a beneficiary to whom donations are eligible to be treated as “charitable contributions” for tax purposes.

Amendment and Termination.
The board of directors may amend, alter, suspend, discontinue or terminate the 2020 Equity Incentive Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination may be made without stockholder approval if (i) such stockholder approval is necessary to comply with any regulatory requirement applicable to the 2020 Equity Incentive Plan, (ii) it would materially increase the number of securities that may be issued under the 2020 Equity Incentive Plan (except for adjustments in connection with certain corporate events), or (iii) it would delete or limit the repricing prohibition under the 2020 Equity Incentive

Plan; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any award shall not to that extent be effective without such individual’s consent. The Committee may also, to the extent consistent with the terms of any applicable award agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any award granted or the associated award agreement, prospectively or retroactively, (i) subject to, other than with respect to an adjustment event, the consent of the affected participant if any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination would materially and adversely affect the rights of such participant with respect to such award and (ii) provided that such alternation or amendment does not accelerate the vesting of such Award, except as otherwise set forth in the 2020 Equity Incentive Plan; provided, further, that without stockholder approval, except as otherwise permitted in the 2020 Equity Incentive Plan, (i) no amendment or modification may reduce the exercise price of any option or the strike price of any stock appreciation right, (ii) the Committee may not cancel any outstanding option or stock appreciation right and replace it with a new option or stock appreciation right with a lower exercise price or strike price, as the case may be or other award or cash payment that is greater than the intrinsic value of the canceled option or stock appreciation right, and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which our securities are listed or quoted.
Termination of a Participant.
In the event of a participant’s termination of employment or service for any reason (other than death or disability) prior to vesting, all vesting with respect to such award(s) shall cease and the unvested portion of the award(s) shall be forfeited for no consideration, provided, the Committee may permit a participant to retain, vest or continue to vest in an award notwithstanding such participant’s termination. In the event of a participant’s termination of employment or service due to death or disability prior to vesting, all vesting with respect to such award(s) shall accelerate upon such death or disability.
Manager Termination Event.
Upon (i) the termination of the Management Agreement between the Company and the Manager by action of the Company (other than as a result of the breach by the Manager) or by the Manager as a result of a breach by the Company of the management agreement, or (ii) a sale of the Manager (including a sale of more than 50% of the ownership interests or substantially all of the business or assets of the Manager) to an unrelated third party, all unvested awards held by employees of the Manager or its affiliates shall vest in full. Upon the termination of the Management Agreement by action of the Manager (other than as a result of the breach by the Company) or by action of the Company as a result of the breach by the Manager of the Management Agreement, all unvested awards held by employees of the Manager or its affiliates shall be forfeited, unless the Committee permits a participant to retain, vest or continue to vest in an award notwithstanding such termination.
U.S. Federal Income Tax Consequences.
The tax consequences of awards granted under the 2020 Equity Incentive Plan are complex and may depend on the surrounding facts and circumstances. The following provides a brief summary of certain significant federal income tax consequences of the 2020 Equity Incentive Plan to a participant who is a citizen or resident of the United States under existing U.S. law as of the date hereof. This summary is not a complete statement of applicable law and is based upon the Code, the regulations promulgated thereunder, as well as administrative and judicial interpretations of the Code as in effect on the date of this description. If federal tax laws, or the interpretations of such laws, change in the future, the information provided in this section may no longer be accurate. This section does not discuss state, local, or foreign tax consequences and does not discuss the loss of deduction provisions of Section 280G of the Code, the excise tax provisions of Section 4999 of the Code, or the consequences of a failure to comply with Section 409A of the Code, each of which may be applicable in the circumstances described below. This section also does not discuss the effect of gift, estate, or inheritance taxes, nor any state, local, employment or foreign taxes which may be applicable.

Non-Qualified Options: A participant generally will not have taxable income on the grant of a non-qualified option. A participant will have taxable income upon the exercise of a non-qualified option equal to the excess of the fair market value of our common stock over the option price multiplied by the number of shares subject to exercise (referred to as the “option spread”), and we will generally be entitled to deduct that amount for federal income tax purposes. This taxable income will be taxed to a participant as ordinary compensation income.
Taxable income a participant recognizes from a participant’s award is subject to federal and applicable state and local income tax withholding. Federal Insurance Contributions Act, or FICA, taxes comprised of Social Security and Medicare taxes must also be withheld on the taxable income recognized at exercise.
A participant may incur a tax liability on the subsequent disposal of shares acquired from a participant’s option if these shares are sold at a gain. A participant will be responsible for paying any tax due and ensuring that any sale by a participant of the shares is reported to the tax authorities as required by applicable law. When a participant sells or otherwise disposes of shares, an amount equal to the difference between the sale or other disposition price of these shares and the cost basis of these shares will be treated as a capital gain or loss. The cost basis is equal to the amount previously taxed to a participant as compensation income plus the option price.
If the shares that a participant sells at a gain have been held for less than one year, a short-term capital gain will be recognized, which gain is subject to tax at ordinary income tax rates. For shares that a participant sells at a gain that have been held one year or longer, a long-term capital gain will be recognized, which is currently subject to tax at reduced rates. If a participant sells the shares at a loss because the cost basis of the shares exceeds the disposition price of the shares, the loss will be a capital loss, the use of which is limited on a participant’s individual federal income tax return.
Incentive Stock Options: A participant will not have any taxable income upon the grant of an incentive stock option. In addition, when a participant exercises an incentive stock option, a participant generally will not recognize any taxable income on the option spread (there may, however, be alternative minimum tax consequences upon exercise as explained below). Instead, a participant will be subject to income taxation only when a participant disposes of the shares a participant acquired upon the exercise of an incentive stock option. If a participant disposes of the shares of common stock that a participant acquired upon exercise of an incentive stock option more than two years after the date of grant and more than one year after exercise, a participant will realize a long-term capital gain (or loss) based on the difference between the sale price of the incentive stock option shares and the exercise price of the Incentive stock option, and we will not be entitled to deduct that amount for federal income tax purposes. Otherwise, if a participant disposes of the incentive stock option shares before the expiration of two years from the date of the incentive stock option grant or one year from the date of incentive stock option exercise (also called a disqualified disposition), a participant will realize ordinary compensation income in the year a participant disposed of the incentive stock option shares in an amount equal to the excess (if any) of (A) the lesser of (1) the fair market value of such shares on the date of exercise and (2) the amount realized on the sale over (B) the option price, and the Company will be entitled to deduct that amount for federal income tax purposes. Any further gain (or loss) that a participant realize upon the disqualified disposition of the common stock will be taxed as short-term or long-term capital gain (or loss), depending on how long a participant held the shares, and such gains will not result in any further tax deduction for the Company.
Although a participant’s exercise of an incentive stock option does not result in the recognition of regular taxable income, the option spread on an incentive stock option exercise is a preference item that is includible in the calculation of a participant’s federal alternative minimum taxable income. Therefore, the exercise of an incentive stock option may cause an increase in a participant’s federal income tax liability if the preference income from an incentive stock option exercise causes a participant’s alternative minimum tax to exceed (or further exceed) a participant’s regular federal income tax in the year of the exercise.
Stock Appreciation Rights: A participant generally will not be subject to tax in connection with the grant of a stock appreciation right. When a participant exercises a stock appreciation right, a participant will generally be required to include as ordinary income in the year of exercise an amount equal to the cash received and the fair market value of any unrestricted common stock received on the exercise. We will generally be entitled to a deduction for federal income tax purposes at the same time equal to the amount included in such a participant’s income by reason of the exercise. If a participant receives common stock upon the exercise of a stock appreciation right, the post-exercise appreciation (or depreciation) will be treated in the same manner as discussed above with respect to non-qualified options.
Restricted Stock and Restricted Stock Units: A participant will generally not be subject to tax when a participant receives a restricted stock or restricted stock unit award unless, in the case of restricted stock, a participant makes an election pursuant to Section 83(b) of the Code. Generally, a participant will recognize taxable income on the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture (i.e., the vesting date) or when a restricted stock unit is settled in shares of common stock, as applicable, and we will generally be entitled to a deduction for federal income tax purposes in the same amount. The taxable income from a participant’s award will be equal to the difference between the fair market value of the shares on such date and the amount paid for such shares, if any. This income is taxed in the same manner and at the same rates as other compensation income. If a participant does make an election under Section 83(b) of the Code, a participant will have taxable income at the time of grant equal to the difference between the fair market value of the shares on such date and the amount paid for such shares, if any.
Taxable income that a participant recognizes from a participant’s award on the vesting date or date of settlement, as applicable, is subject to federal income tax withholding, as well as any applicable state and local income tax withholding. FICA taxes, which consist of Social Security and Medicare taxes, must be withheld on the value of any shares that vest for tax purposes.
A participant may incur a tax liability when a participant subsequently disposes of shares acquired from a participant’s award if those shares are sold at a gain. A participant will be responsible for paying any tax due from that sale and ensuring that any sale by a participant of our common stock is reported to the appropriate tax authorities as required by applicable law. When a participant sells or otherwise disposes of any shares of stock, an amount equal to the difference between the sale or other disposition price of such shares and the cost basis of such shares will be treated as a capital gain or loss. The cost basis of the shares is equal to the amount previously taxed as compensation income plus any amounts paid for the shares. The holding period of such shares begins on the date such shares are vested (or, where an election is made under Section 83(b), on the date they were issued). If the shares a participant sells at a gain are held for less than one year, a short-term capital gain will result and a participant will be subject to tax at ordinary income tax rates. For shares a participant sells at a gain that are held one year or longer, a long-term capital gain will result. If the shares a participant sells are sold at a loss because the cost basis of the shares exceeds the disposition price of the shares, the loss will be a capital loss, the use of which is limited on a participant’s individual federal income tax return.
Section 162(m): The compensation attributable to awards under the 2020 Equity Incentive Plan granted to persons who are “covered employees” of the Company, within the meaning of Section 162(m) of the Code, is subject to the tax deduction limits of Section 162(m) of the Code, which generally provide that any compensation in excess of $1 million, including compensation attributable to awards under the 2020 Equity Incentive Plan aggregated with all other compensation, received by such covered employees in any year will not be deductible by us.
THE DISCUSSION ABOVE IS INTENDED ONLY AS A SUMMARY AND DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO RECIPIENTS OF AWARDS UNDER THE 2020 EQUITY INCENTIVE PLAN. AMONG OTHER ITEMS THIS DISCUSSION DOES NOT ADDRESS ARE TAX CONSEQUENCES UNDER THE LAWS OF ANY STATE, LOCALITY OR FOREIGN JURISDICTION, OR ANY TAX TREATIES OR CONVENTIONS BETWEEN THE UNITED STATES AND FOREIGN JURISDICTIONS. THIS DISCUSSION IS BASED UPON CURRENT LAW AND INTERPRETATIONAL AUTHORITIES WHICH ARE SUBJECT TO CHANGE AT ANY TIME.
New Plan Benefits.

As of the date of this proxy statement, no awards (including stock options) have been granted under the 2020 Equity Incentive Plan. Awards (including stock options) under the 2020 Equity Incentive Plan may be made at the discretion of the Committee, and any awards (including stock options) that may be made and any benefits and amounts that may be received or allocated under the 2020 Equity Incentive Plan in the future are not determinable at this time. As such, we have omitted the New Plan Benefits table and the number of stock options that may be received under the 2020 Equity Incentive Plan in the future.
Registration with the SEC.
The Company will file a Registration Statement on Form S-8 with the SEC with respect to the shares of the Company’s common stock to be offered and sold pursuant to the 2020 Equity Incentive Plan as soon as reasonably practicable following stockholder approval and prior to the offering or sale of any such shares.
Recommendation.
The board of directors believes strongly that approval of the adoption of the 2020 Equity Incentive Plan is essential to the Company’s success. The Company’s officers and service providers are some of its most valuable assets and equity-based awards such as those provided under the 2020 Equity Incentive Plan are vital to the Company’s ability to attract and motivate outstanding performance and leadership. For the reasons stated above our stockholders are being asked to approve the adoption of the 2020 Equity Incentive Plan.

RECOMMENDATION OF THE BOARD:
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AG MORTGAGE INVESTMENT TRUST, INC. 2020 EQUITY INCENTIVE PLAN
The voting requirements for this proposal are described above and in the “General Information About the Annual Meeting And Voting” section.

 OTHER MATTERS

Certain Relationships and Related Transactions

Our Manager is a subsidiary of Angelo Gordon. Three of our current directors (David Roberts, T.J. Durkin, and Brian Sigman), three of our nominated directors (David Roberts, T.J. Durkin, and Brian Sigman), and all of our executive officers are employees of Angelo Gordon or its affiliates.

To avoid any actual or perceived conflicts of interest with our Manager, our board of directors has approved investment guidelines and policies providing that an investment in any security structured or managed by our Manager and its affiliates, and any sale of our assets to our Manager and its affiliates or any entity managed by our Manager and its affiliates, will comply with all applicable law, our compliance policies, and the compliance policies of Angelo Gordon and our Manager. Our independent directors have approved parameters within which our Manager and its affiliates may act as our counterparty and provide broker, dealer and lending services to us in order to enable transactions to occur in an orderly and timely manner. Angelo Gordon and/or our Manager may in the future change then-existing, or adopt additional, conflicts of interest resolution policies and procedures. Our independent directors periodically review our Manager’s and Angelo Gordon’s compliance with these conflicts of interest provisions.

Related Person Transaction Policy

Our board of directors has adopted a policy (the “Related Person Transaction Policy”) regarding the approval of any “related person transaction,” which is any transaction or series of transactions in which we or any of our subsidiaries is or are to be a participant, the amount involved exceeds $120,000, and a “related person” (as defined under SEC rules) has a direct or indirect material interest. Under the Related Person Transaction Policy, a related person would need to promptly disclose to our Secretary or Assistant Secretary any related person transaction and all material facts about the transaction. Our Secretary or Assistant Secretary, in consultation with outside counsel, to the extent appropriate, would then assess and promptly communicate that information to the audit committee of our board of directors. Based on its consideration of all of the relevant facts and circumstances, the audit committee will review, approve or ratify such transactions as appropriate. The audit committee will not approve or ratify a related person transaction unless it shall have determined that such transaction is in, or is not inconsistent with, our best interests and does not create a conflict of interest. If we become aware of an existing related person transaction that has not been approved under this policy, the transaction will be referred to the audit committee which will evaluate all options available, including ratification, revision or termination of such transaction. Our Related Person Transaction Policy requires any director who may be interested in a related person transaction to recuse himself or herself from any consideration of such related person transaction.

Affiliated Transactions Policy

Our board of directors has also adopted a policy (the “Affiliated Transactions Policy”) regarding the approval of any transactions with affiliates that are not “related persons,” as that term is defined in the Related Person Transaction Policy. The Affiliated Transactions Policy is meant to supplement the existing policies and procedures of the Related Person Transaction Policy. The Affiliated Transactions Policy applies to all transactions between Angelo Gordon, or any entity or account managed by an affiliate of Angelo Gordon, and us (an “Affiliated Transaction”). All Affiliated Transactions must be permitted within our investment guidelines, comply with applicable law, satisfy the requirements of Angelo Gordon’s cross trade policy and comply with any other requirement deemed necessary by our General Counsel. On a quarterly basis, our management team delivers a complete list and appropriate supporting documentation of the Affiliated Transactions entered into during the quarter to the audit committee for its review. Based on its consideration of all the relevant facts and circumstances, the audit committee will confirm an Affiliated Transaction to our independent directors if, in its determination, such Affiliated Transaction is fair, reasonable and within the Affiliated Transactions Policy.

Management Agreement

We entered into a management agreement with AG REIT Management, LLC, our Manager, in connection with our initial public offering. Our management agreement with our Manager provides for the day-to-day management of our operations. Our Manager, pursuant to a delegation agreement dated as of June 29, 2011, has delegated to Angelo Gordon the overall responsibility of our Manager’s day-to-day duties and obligations arising under our management agreement.

The management agreement requires our Manager to manage our business affairs in conformity with the investment policies that are approved and monitored by our board of directors. Pursuant to the terms of our management agreement, our Manager is obligated to supply us with our management team, including a chief executive officer, chief financial officer and chief investment officer or similar positions, along with appropriate support personnel, to provide the management services to be provided by our Manager to us as described in the management agreement.

We are obligated to reimburse our Manager or its affiliates for the allocable share of the compensation, including, without limitation, annual base salary, bonus, any related withholding taxes and employee benefits, paid to (1) our chief financial officer based on the percentage of his time spent on our affairs, (2) our general counsel based on the percentage of his time spent on our affairs, and (3) other corporate finance, tax, accounting, internal audit, legal, risk management, operations, compliance and other non-investment personnel of our Manager and its affiliates who spend all or a portion of their time managing our affairs based upon the percentage of time devoted by such personnel to our affairs. In their capacities as officers or personnel of our Manager or its affiliates, they will devote such portion of their time to our affairs as is necessary to enable us to operate our business. For the year ended December 31, 2019, the Company recorded $7.5 million of reimbursable expenses payable to the Manager. On April 6, 2020, we entered into an amendment to the management agreement with our Manager pursuant to which our Manager agreed to defer our payment of the base management fee and our reimbursement of the Manager’s expenses permitted under the management agreement through September 30, 2020 or such other time as we and the Manger agree.

The initial term of the management agreement was three years. The management agreement renews automatically each year for an additional one-year period, unless we or the Manager exercise our respective termination rights. As of the date hereof, no event of termination has occurred. Our Manager is entitled to receive a termination fee from us should the Management Agreement be terminated under certain circumstances.

For the year ended December 31, 2019, our Manager earned management fees of $9.8 million.

Indemnification Agreements

We have entered into customary indemnification agreements with each of our directors and executive officers that obligate us to indemnify them to the to the fullest extent permitted by the charter of the Company, the by-laws of the Company, the Maryland General Corporation Law and otherwise under Maryland law and the Securities Act of 1933, as now or hereafter in force. The agreements require us to indemnify the director or officer against all judgments, penalties, fines and amounts paid in settlement and all expenses actually and reasonably incurred by the director or officer in any proceeding arising out of or in connection with the indemnitees service to the Company. No director or officer will be entitled to indemnification if it is established that one of the prohibitions against indemnification under Maryland law exists.

In addition, each indemnification agreement requires us to advance reasonable expenses incurred by the indemnitee within ten days of the receipt by us of a statement from the director or officer requesting the advance, provided the statement evidences the expenses and is accompanied by:

•	a written affirmation of the director’s or officer’s good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the standard of conduct was not met.

Each indemnification agreement also provides for procedures for the determination of entitlement to indemnification.

Asset Manager

In connection with our investments in residential loans and securitized whole loans, we may engage asset managers to provide advisory, consultation, asset management and other services to formulate and implement strategic plans to help our third-party servicers manage, collect and dispose of loans in a manner that is reasonably expected to maximize the amount of proceeds from each loan. Beginning in November 2015, we engaged Red Creek Asset Management LLC (“Asset Manager”), an affiliate of the Manager and a direct subsidiary of Angelo Gordon, as the asset manager for certain of our residential loans and securitized whole loans. The Asset Manager acknowledges that we will at all times have and retain ownership of all loans and that the Asset Manager will not acquire (i) title to any loan, (ii) any security interest in any loan, or (iii) any other rights or interests of any kind or any nature whatsoever in or to any loan. We pay separate arm’s-length asset management fees (as assessed and confirmed periodically by a third party valuation firm) for the Asset Manager’s services related to non-performing loans and reperforming loans. For the year ended December 31, 2019, the fees paid by us to the Asset Manager totaled $876,929.

Arc Home

On December 9, 2015, we, alongside private funds under the management of Angelo Gordon, through AG Arc LLC, one of our indirect subsidiaries (“AG Arc”), entered into the Amended and Restated Limited Liability Company Agreement of Arc Home LLC (“Arc Home”), a Delaware limited liability company. Arc Home, through its subsidiary, originates conforming, Government, Jumbo and other non-conforming residential mortgage loans and retains the associated mortgage servicing rights, as well as purchases additional mortgage servicing rights from third-party sellers and is led by an external management team. The Board of Managers of Arc Home consists of three members appointed by us and affiliates of our Manager. Our investment in Arc Home had a fair value of $28.5 million on December 31, 2019.

Arc Home may sell loans to us or to affiliates of our Manager. Arc Home may also enter into agreements with us, third parties, or affiliates of our Manager to sell rights to receive the excess servicing spread related to its MSRs (“Excess MSRs”). In March 2017, Arc Home entered into an agreement with us to sell Excess MSRs, and as of December 31, 2018, these Excess MSRs had fair value of approximately $18.2 million. In connection with our investments in Excess MSRs purchased through Arc Home, we pay an administrative fee to Arc Home. For the year ended December 31, 2019, the administrative fees paid by us to Arc Home totaled $311,975.

Mortgage Acquisition Trust I LLC

In August 2017, we, alongside private funds under the management of Angelo Gordon, formed Mortgage Acquisition Holding I LLC (“MATH”) to conduct a residential mortgage investment strategy. MATH in turn sponsored the formation of an entity called Mortgage Acquisition Trust I LLC (“MATT”) to purchase predominantly “Non-QMs,” which are residential mortgage loans that are not deemed “qualified mortgage,” or “QM,” loans under the rules of the Consumer Financial Protection Bureau. Non-QMs are not eligible for delivery to Fannie Mae, Freddie Mac, or Ginnie Mae. MATT is expected to make an election to be treated as a real estate investment trust beginning with the 2018 tax year. In furtherance of this business, MATH’s sponsoring funds have agreed to provide up to $75.0 million of capital to MATH, of which we agreed to provide $33.4 million for use in this mortgage investment business. As of December 31, 2019, we had funded $44.6 million of our total capital commitment and our outstanding commitment was $2.2 million (net of any return of capital to us).

Restricted Stock and Restricted Stock Units

As of December 31, 2019, we have granted an aggregate of 99,329 and 40,250 shares of restricted common stock to our independent directors and Manager, respectively, and 120,000 restricted stock units to our Manager under our equity incentive plans. As of December 31, 2019, all the shares of restricted common stock granted to our Manager and independent directors have vested and 99,991 restricted stock units granted to our Manager have vested.

Other transactions with affiliates

In February 2017, in accordance with our Affiliated Transactions Policy, we executed one trade whereby we acquired a real estate security from a separate affiliate of the Manager (the “February Selling Affiliate”). As of the date of the trade, the security acquired from the February Selling Affiliate had a total fair value of $2.0 million. The February Selling Affiliate sold the real estate security through a BWIC. Prior to the submission of the BWIC by the February Selling Affiliate, we submitted its bid for the real estate security to the February Selling Affiliate. The pre-submission of our bid allowed us to confirm third-party market pricing and best execution.

In July 2017, in accordance with our Affiliated Transactions Policy, we acquired certain real estate securities from an affiliate of the Manager (the “July Selling Affiliate”). As of the date of the trade, the securities acquired from the July Selling Affiliate had a total fair value of $0.2 million. As procuring market bids for the real estate securities was determined to be impracticable in the Manager’s reasonable judgment, appropriate pricing was based on a valuation prepared by an independent third-party pricing vendor. The third-party pricing vendor allowed us to confirm third-party market pricing and best execution.

In October 2017, in accordance with our Affiliated Transactions Policy, we acquired certain real estate securities and loans from two affiliates of the Manager (the “October Selling Affiliates”). As of the date of the trade, the securities and loans acquired from the October Selling Affiliates had a total fair value of $8.4 million. As procuring market bids for the real estate securities and loans were determined to be impracticable in the Manager’s reasonable judgment, appropriate pricing was based on a valuation prepared by independent third-party pricing vendors. The third-party pricing vendors allowed us to confirm third-party market pricing and best execution.

In October 2018, in accordance with our Affiliated Transactions Policy, we acquired certain real estate securities and loans from an affiliate of the Manager (the "October 2018 Selling Affiliate"). As of the date of the trade, the real estate securities and loans acquired from the October 2018 Selling Affiliate had a total fair value of $544,000. As procuring market bids for the real estate securities and loans was determined to be impracticable in the Manager’s reasonable judgment, appropriate pricing was based on a valuation prepared by independent third-party pricing vendors. The third-party pricing vendors allowed us to confirm third-party market pricing and best execution.

In March 2019, in accordance with our Affiliated Transactions Policy, we executed one trade whereby we acquired a real estate security from an affiliate of the Manager (the "March 2019 Selling Affiliate"). As of the date of the trade, the security acquired from the March 2019 Selling Affiliate had a total fair value of $0.9 million. The March 2019 Selling Affiliate sold the real estate security through a BWIC. Prior to the submission of the BWIC by the March 2019 Selling Affiliate, we submitted our bid for the real estate security to the March 2019 Selling Affiliate. The pre-submission of our bid allowed us to confirm third-party market pricing and best execution.

In June 2019, we, alongside private funds under the management of Angelo Gordon, participated through our unconsolidated ownership interest in MATT in a rated non-QM loan securitization, in which non-QM loans with a fair market value of $408.0 million were securitized. Certain senior tranches in the securitization were sold to third parties with us and private funds under the management of Angelo Gordon retaining the subordinate tranches, which had a fair market value of $42.9 million as of June 30, 2019. We have a 44.6% interest in the retained subordinate tranches.

In July 2019, in accordance with our Affiliated Transactions Policy, we acquired certain real estate securities from an affiliate of the Manager (the "July 2019 Selling Affiliate"). As of the date of the trade, the real estate securities acquired from the July 2019 Selling Affiliate had a total fair value of $2.0 million. As procuring market bids for the real estate securities was determined to be impracticable in the Manager’s reasonable judgment, appropriate pricing was based on a valuation prepared by independent third-party pricing vendors. The third-party pricing vendors allowed us to confirm third-party market pricing and best execution.

In September 2019, we, alongside private funds under the management of Angelo Gordon, participated through our unconsolidated ownership interest in MATT in a rated non-QM loan securitization, in which non-QM loans with a fair market value of $415.1 million were securitized. Certain senior tranches in the securitization were sold to third parties with us and private funds under the management of Angelo Gordon retaining the subordinate tranches, which had a fair market value of $28.7 million as of September 30, 2019. We have a 44.6% interest in the retained subordinate tranches.

In October 2019, in accordance with our Affiliated Transactions Policy, we acquired certain real estate securities from an affiliate of the Manager (the "October 2019 Selling Affiliate"). As of the date of the trade, the real estate securities acquired from the October 2019 Selling Affiliate had a total fair value of $2.2 million. The October 2019 Selling Affiliate sold the real estate securities through a BWIC. Prior to the submission of the BWIC by the October 2019 Selling Affiliate, we submitted its bid for the real estate securities to the October 2019 Selling Affiliate. The pre-submission of our bid allowed us to confirm third-party market pricing and best execution.

In November 2019, we, alongside private funds under the management of Angelo Gordon, participated through our unconsolidated ownership interest in MATT in a rated non-QM loan securitization, in which non-QM loans with a fair market value of $322.1 million were securitized. Certain senior tranches in the securitization were sold to third parties with us and private funds under the management of Angelo Gordon retaining the subordinate tranches, which had a fair market value of $21.4 million as of December 31, 2019. We have a 44.6% interest in the retained subordinate tranches.

Stockholder Proposals

Any stockholder intending to present a proposal at our 2021 annual meeting of stockholders and have the proposal included in the proxy statement for such meeting must, in addition to complying with the applicable laws and regulations governing submissions of such proposals, submit the proposal in writing to us no later than November 24, 2020. To be included in the proxy statement, the proposal must comply with the requirements as to form and substance established by the SEC and our bylaws, and must be a proper subject for stockholder action under Maryland law.

Pursuant to our current bylaws, any stockholder intending to nominate a director or present a proposal at an annual meeting of our stockholders without seeking to have such a nomination or proposal included in the proxy statement for such annual meeting, must notify us in writing not less than 120 days nor more than 150 days prior to the first anniversary of the date of the proxy statement for the preceding year’s annual meeting. Accordingly, any stockholder who intends to submit such a nomination or proposal at our 2021 annual meeting of stockholders must notify us in writing of such proposal by November 24, 2020, but in no event earlier than October 25, 2020.

Any such nomination or proposal should be sent to AG Mortgage Investment Trust, Inc., 245 Park Avenue, 26th Floor, New York, New York 10167, Attn: General Counsel, and, to the extent applicable, must include the information required by our bylaws.

Access to SEC Reports

A copy of the Company’s Annual Report, including financial statements, is being furnished concurrently herewith to all stockholders as of the Record Date. Please read it carefully.

Stockholders may obtain a copy of the Annual Report or proxy statement, without charge, by visiting the Company’s Web Site at http://www.agmit.com or by writing AG Mortgage Investment Trust, Inc., 245 Park Avenue, 26th Floor, New York, New York 10167, Attn: General Counsel. These materials are also available at http://www.proxyvote.com. Upon request to our General Counsel, the exhibits set forth on the exhibit index of the Company’s Annual Report may be made available at a reasonable charge (which will be limited to our reasonable expenses in furnishing such exhibits).

“Householding” of Proxy Statement and Annual Report

The SEC rules allow for the delivery of a single copy of the Notice or set of proxy materials to any household at which two or more stockholders reside, if it is believed the stockholders are members of the same family. This delivery method, known as “householding,” will save us printing and mailing costs. Duplicate account mailings will be eliminated by allowing stockholders to consent to such elimination, or through implied consent, if a stockholder does not request continuation of duplicate mailings. Brokers, dealers, banks or other nominees or fiduciaries that hold shares of our common stock in “street” name for beneficial owners of our common stock and that distribute proxy materials and the Notice they receive to beneficial owners may be householding on your behalf. Depending upon the practices of your broker, bank or other nominee or fiduciary, you may need to contact them directly to discontinue duplicate mailings to your household. If you wish to revoke your consent to householding, you must contact your broker, bank or other nominee or fiduciary.

If you hold shares of our common stock in your own name as a holder of record, householding will not apply to your shares. Also, if you own shares of our common stock in more than one account, such as individually and also jointly with your spouse, you may receive more than one set of our proxy materials. To assist us in saving money and to provide you with better stockholder services, we encourage registered holders of our stock to have all of your accounts registered in the same name and address. You may do this by contacting the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, by telephone at (800) 937-5449 or in writing at American Stock Transfer & Trust Company, LLC, 6201 15th Avenue, Brooklyn, New York 11219.

If you wish to request extra copies free of charge of any annual report to stockholders or proxy statement, please send your request to AG Mortgage Investment Trust, Inc., 245 Park Avenue, 26th Floor, New York, New York, 10167, Attn: General Counsel, or contact our General Counsel via telephone at (212) 692-2000. You can also refer to the Company’s Web Site at www.agmit.com. Information at, or connected to, the Company’s Web Site is not and should not be considered part of this proxy statement.

BY ORDER OF THE BOARD OF DIRECTORS,

Raul E. Moreno
General Counsel and Secretary

New York, New York
April 29, 2020

ANNEX A

AG MORTGAGE INVESTMENT TRUST, INC.
2020 EQUITY INCENTIVE PLAN

1.Purpose. The purpose of the AG Mortgage Investment Trust, Inc. 2020 Equity Incentive Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel, motivate outstanding performance and to provide a means whereby directors, officers, employees, consultants and advisors (and prospective directors, officers, employees, consultants and advisors) of the Company and its Affiliates, as well as employees of the Manager and its Affiliates who are providing services to the Company and its Affiliates, can acquire and maintain an equity interest in the Company, or be paid incentive compensation measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and aligning their interests with those of the Company’s stockholders.

2.    Definitions. The following definitions shall be applicable throughout the Plan.

(a)“Absolute Share Limit” has the meaning given such term in Section 5(b) of the Plan.

(b)    “Affiliate” means, with respect to any Person, (i) any other Person that directly or indirectly controls, is controlled by or is under common control with such Person and/or (ii) to the extent provided by the Committee, any person or entity in which such Person has a significant interest. The term “control” (including, with correlative meaning, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

(c)    “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit and Other Stock-Based Award granted under the Plan.

(d)    “Award Agreement” means the document or documents by which each Award is evidenced, which may be in written or electronic form.

(e)    “Board” means the Board of Directors of the Company.

(f)    “Change in Control” means:

i.the acquisition (whether by purchase, merger, consolidation, combination or other similar transaction) by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% (on a fully diluted basis) of either (A) the then outstanding shares of Common Stock, taking into account as outstanding for this purpose such Common Stock issuable upon the exercise of options or warrants, the conversion of convertible stock or debt, and the exercise of any similar right to acquire such Common Stock or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Change in Control: (I) any acquisition by the Company or any Affiliate of the Company; (II) any acquisition by any employee benefit plan sponsored or maintained by the Company or any Affiliate of the Company; or (III) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of Persons including the Participant (or any entity controlled by the Participant or any group of Persons including the Participant);

ii. during any period of 24 months, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

iii. the sale, transfer or other disposition of all or substantially all of the business or assets of the Company and its Subsidiaries to any Person that is not an Affiliate of the Company; or

iv. the consummation of a reorganization, recapitalization, merger, consolidation, or other similar transaction involving the Company (a “Business Combination”), unless immediately following such Business Combination 50% or more of the total voting power of the entity resulting from such Business Combination (or, if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of sufficient voting securities eligible to elect a majority of the board of directors (or the analogous governing body) of such resulting entity), is held by the holders of the Outstanding Company Voting Securities immediately prior to such Business Combination.

(g)    “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(h)    “Committee” means the Compensation Committee, or any successor committee, or, in the absence of such committee, the Board itself.

(i)    “Common Stock” means the Common Stock of the Company, par value $0.01 per share (and any stock or other securities into which such Common Stock may be converted or into which it may be exchanged).

(j)    “Company” means AG Mortgage Investment Trust, Inc., a Maryland corporation, and any successor thereto.

(k)    “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(l)    Disability” means, unless in the case of a particular Award the applicable Award Agreement states otherwise, the Company or its Affiliates having cause to terminate a Participant’s employment or service on account of “Disability,” as defined in any then-existing employment, consulting or other similar agreement between the Participant and the Company or its Affiliates or, in the absence of such an employment, consulting or other similar agreement, a condition entitling the Participant to receive benefits under a long-term disability plan of the Company or its Affiliates, or, in the absence of such a plan, the complete and permanent inability of the Participant by reason of illness or accident to perform the duties of the occupation at which the Participant was employed or served when such disability commenced. Any determination of whether Disability exists in the absence of a long-term disability plan shall be made by the Committee in its sole and absolute discretion.

(m)    “Effective Date” means April 15, 2020, subject to obtaining the approval of the Company’s stockholders, provided, however, that no fully vested and transferable shares of Common Stock may be issued pursuant to any Awards unless and until the Plan is approved by the Company’s stockholders.

(n)    “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act, with respect to actions intended to obtain an exemption from Section 16(b) of the Exchange Act and (ii) an “independent” director under the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, or a person meeting any similar requirement under any successor rule or regulation.

(o)    “Eligible Person” means (i) any individual employed by the Company or its Affiliates; provided, however, that no such employee covered by a collective bargaining agreement shall be an Eligible Person unless and to the extent that such eligibility is set forth in such collective bargaining agreement or in an agreement or instrument relating thereto; (ii) any non-officer director of the Company or its Affiliates; (iii) consultant or advisor to the Company or its Affiliates, including Manager Employees, who may be offered securities registrable pursuant to a registration statement on Form S-8 under the Securities Act; or (iv) any prospective employees, directors, officers, consultants or advisors who have accepted offers of employment or consultancy from the Company or its Affiliates (and would satisfy the provisions of clauses (i) through (iii) above once he or she begins employment with or providing services to the Company or its Affiliates), who, in the case of each of clauses (i) through (iv) above has entered into an Award Agreement or who has received written notification from the Committee or its designee that they have been selected to participate in the Plan..

(p)    “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(q)    “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(r)    “Fair Market Value” means, on a given date, (i) if the Common Stock is listed on a national securities exchange, the closing sales price of the Common Stock reported on the primary exchange on which the Common Stock is listed and traded on such date, or, if there are no such sales on that date, then on the last preceding date on which such sales were reported; (ii) if the Common Stock is not listed on any national securities exchange but is quoted in an inter-dealer quotation system on a last sale basis, the average between the closing bid price and ask price reported on such date, or, if there is no such sale on that date, then on the last preceding date on which a sale was reported; or (iii) if the Common Stock is not listed on a national securities exchange or quoted in an inter-dealer quotation system on a last sale basis, the amount determined by the Committee or the Board to be the fair market value of the Common Stock.

(s)    “GAAP” has the meaning given such term in Section 7(d) of the Plan.

(t)    “Immediate Family Members” has the meaning given such term in Section 13(b) of the Plan.

(u)    “Incentive Stock Option” means an Option which is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(v)    “Indemnifiable Person” has the meaning given such term in Section 4(e) of the Plan.

(w)    “Management Agreement” means that certain Management Agreement, dated as of June 29, 2011, by and between the Company and the Manager, as may be amended, restated, supplemented, replaced or otherwise modified from time to time, pursuant to which the Manager provides management services to the Company and its Subsidiaries.

(x)    “Manager” means AG REIT Management LLC., a Delaware limited liability company.

(y)    “Manager Employees” means employees of the Manager or its Affiliates.

(z)    “Manager Sale” means:

i. the acquisition (whether by purchase, merger, consolidation, combination or other similar transaction) by any Person of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 50% (on a fully diluted basis) of the Membership Interests ; provided, however, that for purposes of this Plan, the following acquisitions shall not constitute a Manager Sale:(I) any acquisition by the Manager or any Affiliate of the Manager; (II) any acquisition by any employee benefit plan sponsored or maintained by the Manager or any Affiliate of the Manager; or (III) in respect of an Award held by a particular Participant, any acquisition by the Participant or any group of Persons including the Participant (or any entity controlled by the Participant or any group of Persons including the Participant) (each of the entities in (I), (II) and (III) being referred to herein as an “Affiliated Entity”);

ii. the sale, transfer or other disposition of all or substantially all of the business or assets of the Manager to any Person that is not an Affiliated Entity; or

iii. the consummation of a reorganization, recapitalization, merger, consolidation, or other similar transaction involving the Manager (a “Business Combination”), unless immediately following such Business Combination 50% or more of the total voting power of the entity resulting from such Business Combination is held by Angelo Gordon & Co., L.P. or one or more of its Affiliates.

(aa)    “Manager Termination Event” means the termination of the Management Agreement.

(bb)    “Membership Interests” means the limited liability company interests of the Manager (and any interests, units or other securities into which such Membership Interests may be converted or into which they may be exchanged).

(cc)    “Nonqualified Stock Option” means an Option which is not designated by the Committee as an Incentive Stock Option.

(dd)    “Non-Employee Director” means a member of the Board who is not an employee nor officer of the Company or any Subsidiary or otherwise an Eligible Person under the Plan as a result of clause (iii) of the definition of Eligible Person.

(ee)    “NYSE” means the New York Stock Exchange.

(ff)    “Option” means an Award granted under Section 7 of the Plan.

(gg)    “Option Period” has the meaning given such term in Section 7(c) of the Plan.

(hh)    “Other Stock-Based Award” means an Award that is granted under Section 10 of the Plan.

(ii)    “Participant” means an Eligible Person who has been selected by the Committee or the Board to participate in the Plan and to receive an Award pursuant to the Plan.

(jj)    “Performance Criteria” means specific levels of performance of the Company (and/or one or more of the Company’s Affiliates, divisions or operational and/or business units, business segments, administrative departments, or any combination of the foregoing) or any Participant, which may be determined in accordance with GAAP or on a non-GAAP basis including, but not limited to, one or more of the following measures: (i) terms relative to a peer group or index; (ii) basic, diluted, or adjusted earnings per share; (iii) sales or revenue; (iv) earnings before interest, taxes, and other adjustments (in total or on a per share basis); (v) cash available for distribution; (vi) basic or adjusted net income; (vii) core earnings; (viii) book value; (ix) stockholders equity; (x) ) returns on equity, assets, capital, revenue or similar measure; (xi) level and growth of dividends; (xii) the price or increase in price of Common Stock; (xiii) total shareholder return; (xiv) total assets; (xv) growth in assets, new originations of assets, or financing of assets; (xvi) equity market capitalization; (xvii) reduction or other quantifiable goal with respect to general and/or specific expenses; (xviii) equity capital raised; (xix) ) mergers, acquisitions, increase in enterprise value of Affiliates, subsidiaries, divisions or business units or sales of assets of Affiliates, Subsidiaries, divisions or business units or sales of assets; and (xx) any combination of the foregoing. Any one or more of the Performance Criteria may be stated as a percentage of another Performance Criteria, or used on an absolute or relative basis to measure the performance of the Company and/or one or more Affiliates as a whole or any divisions or operational and/or business units, business segments, administrative departments of the Company and/or one or more Affiliates or any combination thereof, as the Committee may deem appropriate, or any of the above Performance Criteria may be compared to the performance of a selected group of comparison companies, or a published or special index that the Committee, in its sole discretion, deems appropriate, or as compared to various stock market indices.

(kk)     “Permitted Transferee” has the meaning given such term in Section 13(b) of the Plan.

(ll)    “Person” means any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act).

(mm)    “Plan” means this AG Mortgage Investment Trust, Inc. 2020 Equity Incentive Plan, as it may be amended and restated from time to time.

(nn)    “Prior Plan Award” means any award of equity-based compensation granted under the Prior Plans, which remains outstanding as of the Effective Date.

(oo)    “Prior Plans” means the AG Mortgage Investment Trust, Inc. 2011 Equity Incentive Plan and the AG Mortgage Investment Trust, Inc. 2011 Manager Equity Incentive Plan.

(pp)    “Qualifying Manager Termination” means a (i) Manager Termination Event that occurs by action of the Company (other than as a result of the breach by the Manager of the Management Agreement), (ii) Manager Termination Event that occurs by action of the Manager as a result of the breach by the Company of the Management Agreement, or (iii) Manager Sale.

(qq)    “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(rr)    “Restricted Stock” means Common Stock, subject to certain specified restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(ss)    “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (which may include, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(tt)    “SAR Period” has the meaning given such term in Section 8(c) of the Plan.

(uu)    “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of (or rule promulgated under) the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(vv)    “Service Recipient” means, with respect to a Participant holding a given Award, either the Company or an Affiliate of the Company by which the original recipient of such Award is, or following a Termination was most recently, principally employed or to which such original recipient provides, or following a Termination was most recently providing, services, as applicable.

(ww)    “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(xx)    “Strike Price” has the meaning given such term in Section 8(b) of the Plan.

(yy)    “Subsidiary” means, with respect to any specified Person:

i. any corporation, association or other business entity of which more than 50% of the total voting power of shares of such entity’s voting securities (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

ii. any partnership (or any comparable foreign entity) (A) the sole general partner (or functional equivalent thereof) or the managing general partner of which is such Person or Subsidiary of such Person, or (B) the only general partners (or functional equivalents thereof) of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

(zz)    “Substitute Award” has the meaning given such term in Section 5(e) of the Plan.

(aaa)    “Termination” means the termination of a Participant’s employment or service, as applicable, with the Service Recipient; provided, however, that with respect to any Participant who is an employee of the Manager or its Affiliates, such Participant shall instead be deemed to undergo a Termination hereunder upon a termination of such Participant’s employment with the Manager and its Affiliates.

3.    Effective Date; Duration. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth (10th) anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards. No additional Awards may be granted under the Prior Plans on or following the Effective Date.

4.    Administration.

(a)    The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan) or the rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted, it is intended that each member of the Committee shall, at the time such member takes any action with respect to an Award under the Plan that is intended to (i) qualify for the exemptions provided by Rule 16b-3 promulgated under the Exchange Act or (ii) be granted to the Chief Executive Officer of the Company, if so required, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.

(b)    Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan or pursuant to the authorization of the Board, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be settled in, or exercised for, cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vi) determine whether, to what extent, and under what circumstances the delivery of cash, shares of Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (vii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (viii) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)    Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any Person or Persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company or any Subsidiary the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election which is the responsibility of, or which is allocated to, the Committee herein, and which may be so delegated as a matter of law, except for grants of Awards to persons who are Non-Employee Directors or otherwise are subject to Section 16 of the Exchange Act.

(d)    Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan, any Award or any Award Agreement shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all Persons, including, without limitation, the Company, any Affiliate of the Company, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e)    No member of the Board, the Committee or any employee or agent of the Company (each such Person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made with respect to the Plan or any Award hereunder (unless constituting fraud or a willful criminal act or omission). Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken or determination made with respect to the Plan or any Award hereunder and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, and the Company shall advance to such Indemnifiable Person any such expenses promptly upon written request (which request shall include an undertaking by the Indemnifiable Person to repay the amount of such advance if it shall ultimately be determined, as provided below, that the Indemnifiable Person is not entitled to be indemnified); provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not become available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts, omissions or determinations of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Charter or Bylaws. The foregoing right of indemnification shall not be exclusive of or otherwise supersede any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Charter or Bylaws, as a matter of law, under an individual indemnification agreement or contract or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold such Indemnifiable Persons harmless.

(f)    Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. Any such actions by the Board shall be subject to the applicable rules of the NYSE or any other securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5.    Grant of Awards; Shares Subject to the Plan; Limitations.

(a)    The Committee may, from time to time, grant Awards to one or more Eligible Persons. All Awards granted under the Plan shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee, including, without limitation, attainment of Performance Criteria.

(b)    Awards granted under the Plan shall be subject to the following limitations: (i) subject to Section 11 of the Plan, no more than 2,000,000 shares of Common Stock (the “Absolute Share Limit”) shall be available for Awards under the Plan; (ii) subject to Section 11 of the Plan, no more than the number of shares of Common Stock equal to the Absolute Share Limit may be issued in the aggregate pursuant to the exercise of Incentive Stock Options granted under the Plan; and (iii) the maximum number of shares of Common Stock subject to Awards granted during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the fiscal year, shall not exceed $300,000 in total value (calculating the value of any such Awards based on the grant date fair value of such Awards for financial reporting purposes).

(c)    Other than with respect to Substitute Awards, to the extent that an Award or Prior Plan Award expires or is canceled, forfeited or terminated without delivery to the Participant of the full number of shares of Common Stock to which the Award or Prior Plan Award, as applicable, related, the undelivered shares will be returned to the Absolute Share Limit and will again be available for grant under the Plan. Shares of Common Stock shall be deemed to have been issued in settlement of Awards or Prior Plan Awards, as applicable, if the Fair Market Value equivalent of such shares is paid in cash; provided, however, that no shares shall be deemed to have been issued in settlement of a SAR that only provides for settlement in cash and settles only in cash; provided, further that in no event shall such shares increase the number of shares of Common Stock that may be delivered pursuant to Incentive Stock Options granted under the Plan. In no event shall (i) shares tendered or withheld on the exercise of Options or other Award or Prior Plan Award, as applicable, for the payment of the exercise or purchase price or withholding taxes, (ii) shares not issued upon the settlement of a SAR that settles in shares of Common Stock (or could settle in shares of Common Stock), or (iii) shares purchased on the open market with cash proceeds from the exercise of Options, again become available for other Awards under the Plan.

(d)    Shares of Common Stock issued by the Company in settlement of Awards may be authorized and unissued shares, shares purchased on the open market or by private purchase or a combination of the foregoing.

(e)    Awards may, in the sole discretion of the Committee, be granted under the Plan in assumption of, or in substitution for, outstanding awards previously granted by an entity directly or indirectly acquired by the Company or with which the Company combines (“Substitute Awards”). Substitute Awards shall not be counted against the Absolute Share Limit; provided, that Substitute Awards issued in connection with the assumption of, or in substitution for, outstanding options intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code shall be counted against the aggregate number of shares of Common Stock available for Awards of Incentive Stock Options under the Plan. Subject to applicable stock exchange requirements, available shares under a stockholder-approved plan of an entity directly or indirectly acquired by the Company or with which the Company combines (as appropriately adjusted to reflect the acquisition or combination transaction) may be used for Awards under the Plan and shall not reduce the number of shares of Common Stock available for issuance under the Plan.

6.    Eligibility. Participation in the Plan shall be limited to Eligible Persons.

7.    Options.

(a)    General. Each Option granted under the Plan shall be evidenced by an Award Agreement, which agreement need not be the same for each Participant. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company and its Affiliates, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock

Option under the Code. No Option shall be treated as an Incentive Stock Option unless the Plan has been approved by the stockholders of the Company in a manner intended to comply with the stockholder approval requirements of Section 422(b)(1) of the Code, provided that any Option intended to be an Incentive Stock Option shall not fail to be effective solely on account of a failure to obtain such approval, but rather such Option shall be treated as a Nonqualified Stock Option unless and until such approval is obtained. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such nonqualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b)    Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate of the Company, the Exercise Price per share shall be no less than 110% of the Fair Market Value per share on the Date of Grant.

(c)    Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee. Except as set forth in Sections 11, 13(i) and 13(j) hereto, the Committee shall not accelerate vesting of an Option. Options shall expire after such period, as may be determined by the Committee, not to exceed ten (10) years from the Date of Grant (the “Option Period”); provided, that if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the Option Period shall be automatically extended until the thirtieth (30th) day following the expiration of such prohibition. Notwithstanding the foregoing, in no event shall the Option Period exceed five (5) years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any Affiliate of the Company.

(d)    Method of Exercise and Form of Payment. No shares of Common Stock shall be issued pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. Options which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company (or telephonic instructions to the extent provided by the Committee) in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable: (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company); provided, that such shares of Common Stock are not subject to any pledge or other security interest and have been held by the Participant for at least six (6) months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying generally accepted accounting principles (“GAAP”)); or (ii) by such other method as the Committee may permit, in its sole discretion, including, without limitation (A) in other property having a fair market value on the date of exercise equal to the Exercise Price; (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered (including telephonically to the extent permitted by the Committee) a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise issuable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price; or (C) a “net exercise” procedure effected by withholding the minimum number of shares of Common Stock otherwise issuable in respect of an Option that are needed to pay the Exercise Price and all applicable required withholding taxes. Any fractional shares of Common Stock shall be settled in cash.

(e)    Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date the Participant makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such

Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (i) the date that is two (2) years after the Date of Grant of the Incentive Stock Option, or (ii) the date that is one (1) year after the date of exercise of the Incentive Stock Option. The Company may, if determined by the Committee and in accordance with procedures established by the Committee, retain possession, as agent for the applicable Participant, of any Common Stock acquired pursuant to the exercise of an Incentive Stock Option until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Common Stock.

(f)    Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner which the Committee determines would violate the Sarbanes-Oxley Act of 2002, as it may be amended from time to time, or any other applicable law or the applicable rules and regulations of the Securities and Exchange Commission or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.
8.    Stock Appreciation Rights.

(a)    General. Each SAR granted under the Plan shall be evidenced by an Award Agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b)    Strike Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the strike price (“Strike Price”) per share of Common Stock for each SAR shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant). Notwithstanding the foregoing, a SAR granted in tandem with (or in substitution for) an Option previously granted shall have a Strike Price equal to the Exercise Price of the corresponding Option.

(c)    Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. Solely in the case of a SAR that may be settled in Common Stock, a SAR granted independent of an Option:

i. shall vest and become exercisable in such manner and on such date or dates or upon such event or events as determined by the Committee; and

ii. shall expire in such manner and on such date or dates or upon such event or events as determined by the Committee and shall expire after such period, as may be determined by the Committee, not to exceed ten (10) years from the Date of Grant (the “SAR Period”); provided that if the SAR Period would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), then the SAR Period shall be automatically extended until the 30th day following the expiration of such prohibition.

Solely in the case of a SAR that may be settled in Common Stock, except as set forth in Sections 11, 13(i) and 13(j) hereto, the Committee shall not accelerate vesting of any such SAR.

(d)    Method of Exercise. SARs which have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded.

(e)    Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that is being exercised multiplied by the excess, if any, of the Fair Market Value of one (1) share of Common Stock on the exercise date over the Strike Price, less an amount equal to any Federal, state, local and non-U.S. income, employment and any other applicable taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee in its sole discretion. Any fractional shares of Common Stock shall be settled in cash.

(f)    Substitution of SARs for Nonqualified Stock Options. The Committee shall have the power in its sole discretion to substitute, without the consent of the affected Participant or any holder or beneficiary of SARs, SARs settled in shares of Common Stock (or settled in shares or cash in the sole discretion of the Committee) for outstanding Nonqualified Stock Options, provided that (i) the substitution shall not otherwise result in a modification of the terms of any such Nonqualified Stock Option, (ii) the number of shares of Common Stock underlying the substituted SARs shall be the same as the number of shares of Common Stock underlying such Nonqualified Stock Options and (iii) the Strike Price of the substituted SARs shall be equal to the Exercise Price of such Nonqualified Stock Options; provided, however, that if, in the opinion of the Company’s independent public auditors, the foregoing provision creates adverse accounting consequences for the Company, such provision shall be considered null and void..

9.    Restricted Stock and Restricted Stock Units.

(a)    General. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Each Restricted Stock and Restricted Stock Unit so granted shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b)    Stock Certificates and Book-Entry; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued or shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than issued to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable; and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute and deliver (in a manner permitted under Section 13(a) of the Plan or as otherwise determined by the Committee) an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award Agreement, a Participant generally shall have the rights and privileges of a stockholder as to shares of Restricted Stock, including, without limitation, the right to vote such Restricted Stock; provided, that if the lapsing of restrictions with respect to any grant of Restricted Stock is contingent on satisfaction of performance conditions (other than, or in addition to, the passage of time), any dividends payable on such shares of Restricted Stock shall be held by the Company and delivered (without interest) to the Participant within fifteen (15) days following the date on which the restrictions on such Restricted Stock lapse (and the right to any such accumulated dividends shall be forfeited upon the forfeiture of the Restricted Stock to which such dividends relate). To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company. A Participant shall have no rights or privileges as a stockholder as to Restricted Stock Units.

(c)    Vesting. Restricted Stock and Restricted Stock Units shall vest, and any applicable Restricted Period shall lapse, in such manner and on such date or dates or upon such event or events as determined by the Committee. Except as set forth in Sections 11, 13(i) and 13(j) hereto, the Committee shall not accelerate vesting of Restricted Stock or Restricted Stock Units.

(d)    Issuance of Restricted Stock and Settlement of Restricted Stock Units.

i. Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall issue to the Participant, or the Participant’s beneficiary, without charge, the stock certificate (or, if applicable, a notice evidencing a book-entry notation) evidencing the shares of Restricted Stock which have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, in the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value (on the date of distribution) equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

ii. Unless otherwise provided by the Committee in an Award Agreement or otherwise, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall issue to the Participant or the Participant’s beneficiary, without charge, one (1) share of Common Stock (or other securities or other property, as applicable) for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, elect to (A) pay cash or part cash and part shares of Common Stock in lieu of issuing only shares of Common Stock in respect of such Restricted Stock Units; or (B) defer the issuance of shares of Common Stock (or cash or part cash and part shares of Common Stock, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of issuing shares of Common Stock in respect of such Restricted Stock Units, the amount of such payment shall be equal to the Fair Market Value per share of the Common Stock as of the date on which the Restricted Period lapsed with respect to such Restricted Stock Units. To the extent provided in an Award Agreement, the holder of outstanding Restricted Stock Units shall be entitled to be credited with dividend equivalent payments (upon the payment by the Company of dividends on shares of Common Stock) either in cash or, in the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends (and interest may, in the sole discretion of the Committee, be credited on the amount of cash dividend equivalents at a rate and subject to such terms as determined by the Committee), which accumulated dividend equivalents (and interest thereon, if applicable) shall be payable at the same time as the underlying Restricted Stock Units are settled following the date on which the Restricted Period lapses with respect to such Restricted Stock Units, and, if such Restricted Stock Units are forfeited, the Participant shall have no right to such dividend equivalent payments (or interest thereon, if applicable).

(e)    Legends on Restricted Stock. Each certificate, if any, or book entry representing Restricted Stock awarded under the Plan, if any, shall bear a legend or book entry notation substantially in the form of the following, in addition to any other information the Company deems appropriate, until the lapse of all restrictions with respect to such shares of Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE AG MORTGAGE INVESTMENT TRUST, INC. 2020 EQUITY INCENTIVE PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, BETWEEN AG MORTGAGE INVESTMENT TRUST, INC. AND PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF AG MORTGAGE INVESTMENT TRUST, INC.

10.    Other Stock-Based Awards. The Committee may issue unrestricted Common Stock, rights to receive grants of Awards at a future date, and other Awards denominated in or based upon Common Stock (including, without limitation, performance shares or performance units), under the Plan to Eligible Persons, alone or in tandem with other Awards, in such amounts and dependent on such conditions as the Committee shall from time to time in its sole discretion determine. Each Other Stock-Based Award granted under the Plan shall be evidenced by an Award Agreement. Each Other Stock-Based Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement or other form evidencing such

Award, including, without limitation, those set forth in Section 13(a) of the Plan. Except as set forth in Sections 11, 13(i) and 13(j) hereto, the Committee shall not accelerate vesting.

11.    Changes in Capital Structure and Similar Events. Notwithstanding any other provision in this Plan to the contrary, the following provisions shall apply to all Awards granted hereunder:

(a)    General. In the event of (i) any dividend (other than regular cash dividends) or other distribution (whether in the form of cash, shares of Common Stock, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, spin-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event that affects the shares of Common Stock (including, without limitation, a Change in Control); or (ii) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any Affiliate of the Company, or the financial statements of the Company or any Affiliate of the Company, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such proportionate substitution or adjustment, if any, as it deems equitable, including without limitation, adjusting any or all of (A) the Absolute Share Limit, or any other limit applicable under the Plan with respect to the number of Awards which may be granted hereunder; (B) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) which may be issued in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan); and (C) the terms of any outstanding Award, including, without limitation, (I) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate; (II) the Exercise Price or Strike Price with respect to any Award; or (III) any applicable performance measures (including, without limitation, Performance Criteria); provided, that in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor pronouncement thereto)), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment under this Section 11 shall be conclusive and binding for all purposes.

(b)    Change in Control. Without limiting the foregoing, in connection with any Change in Control, the Committee may, in its sole discretion, provide for any one or more of the following:

i. substitution or assumption of Awards, or to the extent the surviving entity (or Affiliate thereof) is unwilling to permit substitution or assumption of the Awards, full acceleration of the vesting of any time-vested Awards, and acceleration of any performance-vested Awards (based on actual performance through the date of such Change in Control and on a pro-rata basis); and/or

ii. cancellation of any one or more outstanding Awards and payment to the holders of such Awards that are vested as of such cancellation (including, without limitation, any Awards that would vest as a result of the occurrence of such event but for such cancellation, including as provided in Section 11(b)(i) above), the value of such Awards, if any, as determined by the Committee (which value, if applicable, may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including, without limitation, in the case of an outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor).

For purposes of clause (i) above, substitution of an Award may include conversion of the shares of

Common Stock underlying such Award into shares of the buyer (or Affiliate thereof), or, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, into cash, property or other securities having an equivalent value as the Award (as determined consistent with clause (ii) above), which conversion shall not affect any continued vesting requirements of the Award. For the avoidance of doubt, any such substitution of an Award shall not provide for the acceleration of any vesting requirements of the Award and no Awards shall vest solely as a result of such substitution. Payments to holders pursuant to clause (ii) above shall be made in cash or, in the sole discretion of the Committee, in the form of such other consideration necessary for a Participant to receive property, cash, or securities (or combination thereof) as such Participant would have been entitled to receive upon the occurrence of the transaction if the Participant had been, immediately prior to such transaction, the holder of the number of shares of Common Stock covered by the Award at such time (less any applicable Exercise Price or Strike Price).

(c)    No Automatic Acceleration. No Award Agreement shall provide for automatic acceleration of the vesting of any time-vested Awards or performance-vested Awards upon a Change in Control.

(d)    Other Requirements. Prior to any payment or adjustment contemplated under this Section 11, the Committee may require a Participant to (i) represent and warrant as to the unencumbered title to the Participant’s Awards; (ii) bear such Participant’s pro rata share of any post-closing indemnity obligations, and be subject to the same post-closing purchase price adjustments, escrow terms, offset rights, holdback terms, and similar conditions as the other holders of Common Stock, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code; and (iii) deliver customary transfer documentation as reasonably determined by the Committee.

(e)    Fractional Shares. Any adjustment provided under this Section 11 may provide for the elimination of any fractional share that might otherwise become subject to an Award.

12.    Amendments and Termination.

(a)    Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that no such amendment, alteration, suspension, discontinuance or termination shall be made without stockholder approval if (i) such stockholder approval is necessary to comply with any regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company may be listed or quoted) or for changes in GAAP to new accounting standards; (ii) it would materially increase the number of securities which may be issued under the Plan (except for increases pursuant to Section 5 or 11 of the Plan); (iii) it would materially expand the category of Eligible Persons, extend the period during which new Awards may be granted under the Plan or change the method of determining the Exercise Price or Strike Price; or (iv) delete or limit the prohibition on repricing as provided in Section 12(c) below; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant, holder or beneficiary. Notwithstanding the foregoing, no amendment shall be made to Section 12(c) of the Plan without stockholder approval.

(b)    Amendment of Award Agreements. The Committee may, to the extent consistent with the Plan and the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively (including after a Participant’s Termination); provided, that, other than pursuant to Section 11 or the terms of an Award Agreement, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the consent of the affected Participant; provided, further, that, except as set forth in Sections 11, 13(i) and 13(j) hereto, the Committee shall not alter or amend any Award in a manner that would accelerate the vesting of such Award.

(c)    No Repricing. Notwithstanding anything in the Plan to the contrary, without stockholder approval, except as otherwise permitted under Section 11 of the Plan, (i) no amendment or modification of the Plan or any Award Agreement may reduce the Exercise Price of any Option or the Strike Price of any SAR or delete or limit the prohibition on repricing as provided by this Section 12(c); (ii) the Committee may not cancel any outstanding Option or SAR (including such Awards with an Exercise Price or Strike Price, as applicable, with a value above the current Fair Market Value of such Award) and replace it with a new Option or SAR (with a lower Exercise Price or Strike Price, as the case may be) or other Award or cash payment that is greater than the intrinsic value (if any) of the cancelled Option or SAR; and (iii) the Committee may not take any other action which is considered a “repricing” for purposes of the stockholder approval rules of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted.

13.    General

(a)    Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant to whom such Award was granted and shall specify the terms and conditions of the Award and any rules applicable thereto, including, without limitation, the effect on such Award of the death, Disability or Termination of a Participant, or of such other events as may be determined by the Committee. For purposes of the Plan, an Award Agreement may be in any such form (written or electronic) as determined by the Committee (including, without limitation, a Board or Committee resolution, an employment agreement, a notice, a certificate or a letter) evidencing the Award. The Committee need not require an Award Agreement to be signed by the Participant or a duly authorized representative of the.

(b)    Nontransferability.

i. Each Award shall be exercisable only by such Participant to whom such Award was granted during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant (unless such transfer is specifically required pursuant to a domestic relations order or by applicable law) other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or its Affiliates; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

ii.     Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and the Participant’s Immediate Family Members; (C) a partnership or limited liability company whose only partners or stockholders are the Participant and the Participant’s Immediate Family Members; or (D) a beneficiary to whom donations are eligible to be treated as “charitable contributions” for federal income tax purposes (each transferee described in clauses (A), (B), (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan. Notwithstanding the foregoing, no Awards may be transferred to a third-party financial institution.

iii. The terms of any Award transferred in accordance with clause (ii) above shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) neither the Committee nor the Company shall be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the consequences of a Participant’s Termination under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option shall be exercisable by the Permitted Transferee only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

(c)    Dividends and Dividend Equivalents. The Committee may, in its sole discretion, provide a Participant as part of an Award with dividends, dividend equivalents, or similar payments in respect of Awards, payable in cash, shares of Common Stock, other securities, other Awards or other property, on a current or deferred basis, on such terms and conditions as may be determined by the Committee in its sole discretion, including, without limitation, payment directly to the Participant, withholding of such amounts by the Company subject to vesting of the Award or reinvestment in additional shares of Common Stock, Restricted Stock or other Awards; provided, that no dividends, dividend equivalents or other similar payments shall be payable in respect of outstanding (i) Options or SARs; or (ii) unearned Awards subject to performance conditions (other than, or in addition to, the passage of time) (although dividends, dividend equivalents or other similar payments may be accumulated in respect of unearned Awards and paid within fifteen (15) days after such Awards are earned and become payable or distributable).

(d)    Tax Withholding.

i.     As a condition to the grant of any Award, it shall be required that a Participant satisfy, when such taxes are otherwise due with respect to such Award, through a cash payment by the Participant, or in the discretion of the Committee, through deduction or withholding from any payment of any kind otherwise due to the Participant, or through such other arrangements as are satisfactory to the Committee, the amount of all federal, state, and local income and other applicable taxes of any kind required or permitted to be withheld in connection with such Award.

ii.    Without limiting the generality of clause (i) above, the Committee may (but is not obligated to), in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares of Common Stock (which are not subject to any pledge or other security interest) that have been held by the Participant for at least six (6) months (or such other period as established from time to time by the Committee in order to avoid adverse accounting treatment applying GAAP) having a Fair Market Value equal to such withholding liability; or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability, provided that with respect to shares withheld pursuant to clause (B), the number of such shares may not have a Fair Market Value greater than the minimum required statutory withholding liability unless determined by the Committee not to result in adverse accounting consequences.

(e)    Data Protection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to the Participant so that the Company and its Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased, or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and the Participant’s participation in the Plan.

(f)    No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or its Affiliates, or other Person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or its Affiliates, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, except to the extent of any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(g)    International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may, in its sole discretion, amend the terms of the Plan and create or amend outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant the Company or its Affiliates.

(h)    Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more Persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon the Participant’s death. A Participant may, from time to time, revoke or change the Participant’s beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be the Participant’s spouse or, if the Participant is unmarried at the time of death, the Participant’s estate.

(i)    Termination of a Participant. In the event of a Participant’s Termination for any reason (other than due to death or Disability) prior to the time an Award has vested, (A) all vesting with respect to such Participant’s Award shall cease, and (B) the unvested portion of any outstanding Award shall be forfeited to the Company by the Participant for no consideration as of the date of such Termination; provided, that, notwithstanding anything contained in the Plan to the contrary, in connection with any Termination, other than for cause (as reasonably defined and determined by the Committee), or due to death or Disability, the Committee shall reasonably determine whether or not to permit a Participant to retain, vest or continue to vest in an Award notwithstanding such Participant’s Termination. Any such determination may be set forth in a Participant’s Award Agreement or made as an amendment to a Participant’s Award Agreement on or before such Termination. In the event of a Participant’s Termination due to death or Disability prior to the time an Award has vested, all such unvested Awards held by such Participant shall vest in full upon such death or Disability of the Participant. Except as otherwise provided in an Award Agreement, unless determined otherwise by the Committee at any point following such event: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence (including, without limitation, a call to active duty for military service through a Reserve or National Guard unit) nor a transfer from employment or service with one Service Recipient to employment or service with another Service Recipient (or vice-versa) shall be considered a Termination; and (ii) if a Participant undergoes a Termination, but such Participant continues to provide services to the Company and its Affiliates in a non-employee or non-officer capacity, such change in status shall not be considered a Termination for purposes of the Plan. Further, unless otherwise determined by the Committee, in the event that any Service Recipient ceases to be an Affiliate of the Company (by reason of sale, divestiture, spin-off or other similar transaction), unless a Participant’s employment or service is transferred to another entity that would constitute a Service Recipient immediately following such transaction, such Participant shall be deemed to have suffered a Termination hereunder as of the date of the consummation of such transaction.

(j)    Manager Termination Event. In the event of a Qualifying Manager Termination, and notwithstanding any provision of the Plan to the contrary, all outstanding unvested Awards held by Manager Employees shall vest in full as of such Qualifying Manager Termination. In the event of a Manager Termination Event (other than a Qualifying Manager Termination), including by action of the Manager (other than as a result of the breach by the Company of the Management Agreement) or by action of the Company as a result of the breach by the Manager of the Management Agreement, all vesting with respect to all outstanding unvested Awards held by Manager Employees shall cease, and all such outstanding unvested Awards shall be forfeited to the Company for no consideration as of the date of such Manager Termination Event; provided, that, notwithstanding anything contained in the Plan to the contrary, in connection with any Manager Termination Event, the Committee shall reasonably determine whether or not to permit a Manager Employee to retain, vest or continue to vest in an Award notwithstanding such Manager Termination Event. Any such determination may be set forth in a Manager Employee’s Award Agreement or made as an amendment to a Manager Employee’s Award Agreement on or before such Manager Termination Event.

(k)    No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no Person shall be entitled to the privileges of ownership in respect of shares of Common Stock which are subject to Awards hereunder until such shares have been issued or delivered to such Person.

(l)    Government and Other Regulations.

i. The obligation of the Company to settle Awards in shares of Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Securities and Exchange Commission or unless the Company has received an opinion of counsel (if the Company has requested such an opinion), satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all shares of Common Stock or other securities of the Company or any Affiliate of the Company issued under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the Federal securities laws, or the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or quoted and any other applicable Federal, state, local or non-U.S. laws, rules, regulations and other requirements, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on certificates representing shares of Common Stock or other securities of the Company or any Affiliate of the Company issued under the Plan to make appropriate reference to such restrictions or may cause such Common Stock or other securities of the Company or any Affiliate of the Company issued under the Plan in book-entry form to be held subject to the Company’s instructions or subject to appropriate stop-transfer orders. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that the Committee, in its sole discretion, deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

ii. The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal, impracticable or inadvisable. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall, subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, (A) pay to the Participant an amount equal to the excess of (I) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or issued, as applicable); over (II) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of issuance of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof, or (B) in the case of Restricted Stock, Restricted Stock Units or Other Stock-Based Awards, provide the Participant with a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Restricted Stock, Restricted Stock Units or Other Stock-Based Awards, or the underlying shares in respect thereof.

(m)    No Section 83(b) Elections Without Consent of the Committee. No election under Section 83(b) of the Code or under a similar provision of law may be made unless expressly permitted by the terms of the applicable Award Agreement or by action of the Committee in writing prior to the making of such election. If a Participant, in connection with the acquisition of shares of Common Stock under the Plan or otherwise, is expressly permitted to make such election and the Participant makes the election, the Participant shall notify the Company of such election within ten (10) days of filing notice of the election with the Internal Revenue Service or other governmental authority, in addition to any filing and notification required pursuant to Section 83(b) of the Code or other applicable provision.

(n)    Payments to Persons Other Than Participants. If the Committee shall find that any Person to whom any amount is payable under the Plan is unable to care for the Participant’s affairs because of illness or accident, or is a minor, or has died, then any payment due to such Person or the Participant’s estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to the Participant’s spouse, child, relative, an institution maintaining or having custody of such Person, or any other Person deemed by the Committee to be a proper recipient on behalf of such Person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(o)    Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of equity-based awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

(p)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate of the Company, on the one hand, and a Participant or other Person, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company be obligated to maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other service providers under general law.

(q)    Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any information, opinion, report, or statement, including any financial statement or other financial data, prepared or presented by any officer or employee of the Company whom the Committee reasonably believes to be reliable and competent in the matters presented; a lawyer, certified public accountant, or other person, as to a matter which the Committee reasonably believes to be within the person’s professional or expert competence; another committee of the Board on which a Committee member does not serve, as to matters within its designated authority, if the Committee reasonably believes such committee to merit confidence; and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself or herself.

(r)    Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan or as required by applicable law.

(s)    Governing Law. The Plan shall be governed by and construed in accordance with the internal laws of the State of Maryland applicable to contracts made and performed wholly within the State of Maryland, without giving effect to the conflict of laws provisions thereof.

(t)    Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(u)    Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(v)    Section 409A of the Code.

i. Notwithstanding any provision of the Plan to the contrary, it is intended that the provisions of the Plan comply with Section 409A of the Code, and all provisions of the Plan shall be construed and interpreted in a manner consistent with the requirements for avoiding taxes or penalties under Section 409A of the Code. Each Participant is solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or in respect of such Participant in connection with the Plan or any other plan maintained by the Company (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any Affiliate of the Company shall have any obligation to indemnify or otherwise hold such Participant (or any beneficiary) harmless from any or all of such taxes or penalties. With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan is designated as separate payments.

ii. Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six (6) months after the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death. Following any applicable six (6) month delay, all such delayed payments will be paid in a single lump sum on the earliest date permitted under Section 409A of the Code that is also a business day.

iii. Unless otherwise provided by the Committee in an Award Agreement or otherwise, in the event that the timing of payments in respect of any Award (that would otherwise be considered “deferred compensation” subject to Section 409A of the Code) would be accelerated upon the occurrence of (A) a Change in Control, no such acceleration shall be permitted unless the event giving rise to the Change in Control satisfies the definition of a change in the ownership or effective control of a corporation, or a change in the ownership of a substantial portion of the assets of a corporation pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder; or (B) a Disability, no such acceleration shall be permitted unless the Disability also satisfies the definition of “Disability” pursuant to Section 409A of the Code and any Treasury Regulations promulgated thereunder.

(w)    Clawback/Forfeiture. Notwithstanding anything to the contrary contained herein, an Award agreement may provide that the Committee may in its sole discretion cancel such Award if the Participant has engaged in or engages in detrimental activity that is in conflict with or adverse to the interest of the Company or any Affiliate of the Company, including, without limitation, fraud or conduct contributing to any financial restatements or irregularities, as determined by the Committee in its sole discretion. The Committee may also provide in an Award Agreement that if the Participant otherwise has engaged in or engages in any activity referred to in the preceding sentence, all of the Participant’s outstanding awards will be cancelled and/or the Participant will forfeit any gain realized on the vesting or exercise of such Award, and must repay the gain to the Company. The Committee may also provide in an Award agreement that if the Participant receives any amount in excess of what the Participant should have received under the terms of the Award for any reason (including without limitation by reason of a financial restatement, mistake in calculations or other administrative error), then the Participant shall be required to repay any such excess amount to the Company. Without limiting the foregoing, all Awards shall be subject to reduction, cancellation, forfeiture or recoupment to the extent necessary to comply with applicable law.

(x)    Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

* * *

AG MORTGAGE INVESTMENT TRUST, INC.
245 PARK AVE., 26TH FL.
NEW YORK, NY 10167

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/MITT2020**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D16380-P40952

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

AG MORTGAGE INVESTMENT TRUST, INC.

The board of directors recommends you vote FOR ALL of the Nominees listed in Proposal 1.

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) T.J. Durkin
02) Debra Hess
03) Joseph LaManna
04) Peter Linneman
05) David N. Roberts

The board of directors recommends you vote FOR Proposals 2, 3 and 4.

For address changes and/or comments, please check this box and write them on the reverse side where indicated. ☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement, and Annual Report are available at www.proxyvote.com.

D16381-P40952

AG MORTGAGE INVESTMENT TRUST, INC.
Annual Meeting of Stockholders
June 19, 2020 at 3:00 PM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints David N. Roberts and Raul E. Moreno, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of the Stockholders of AG Mortgage Investment Trust, Inc., to be held on Friday, June 19, 2020 at 3:00 p.m., Eastern Time, and any adjournments or postponements thereof. The Annual Meeting will be held virtually at www.virtualshareholdermeeting.com/MITT2020.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the board of directors' recommendations.

Address Changes/Comments: ____

____

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side